EXHIBIT 99.10
Company number: 43271
THE COMPANIES ACT 1981 OF BERMUDA
VIMPELCOM LTD.

BYE-LAWS
Adopted on [•] 2009

Agreed Form
Dated: 23 September 2009

BYE-LAWS
of
VIMPELCOM LTD.
INTRODUCTION
1.	Preliminary

These regulations constitute the bye-laws of Vimpelcom Ltd. (the “Company”). Unless otherwise defined herein, capitalised terms in this Introduction shall have the meaning ascribed to them in Section A below.

2.	Application of Sections
2.1	For so long as the shareholders agreement (the “Shareholders Agreement”) dated October 4, 2009, between and among the Company, Eco Telecom Limited, Altimo Holdings & Investments Ltd., Altimo Cooperatief U.A., Telenor Mobile Communications AS, Telenor East Invest AS, and such other Members as shall be party thereto from time to time (as it may be amended or restated from time to time) has not been terminated in accordance with its terms the bye-laws contained in Section A below shall constitute the bye-laws of the Company to the exclusion of the bye-laws contained in Section B below.

2.2	Immediately on termination of the Shareholders Agreement, and without any further action on the part of any Person, the bye-laws contained in Section A below shall cease to have any further effect and the bye-laws contained in Section B below shall constitute the bye-laws of the Company to the exclusion of the bye-laws contained in Section A below.
3.	Continuing Authority
3.1	If, as a consequence of the termination of the Shareholders Agreement, the bye-laws contained in Section A below shall cease to have affect:
(a)	such cessation shall not invalidate any prior act of the Company, Supervisory Board, Management Board, CEO or any other Person which would have been valid if that Section had not ceased to have effect; and

(b)	all then existing authorities of any board, committee or Person shall continue save as otherwise provided in the bye-laws contained in Section B below.

SECTION A

TABLE OF CONTENTS

Interpretation
1. Definitions	5

Shares
2. Power to Issue Shares	17
3. Power of the Company to Purchase its Shares	17
4. Rights Attaching to Shares	17
5. Calls on Shares	21
6. Prohibition on Financial Assistance	21
7. Forfeiture of Shares	22
8. Share Certificates	22
9. Trading Facilities	23
10. Fractional Shares	23

Registration of Shares
11. Register of Members	24
12. Registered Holder Absolute Owner	24
13. Transfer of Registered Shares	24
14. Foreign Securities Laws	25
15. Transmission of Registered Shares	25
16. Mandatory Offers	26

Alteration of Share Capital
17. Power to Alter Capital	29
18. Variation of Rights Attaching to Shares	29

Dividends and Capitalisation
19. Dividends	30
20. Power to Set Aside Profits	31
21. Method of Payment	31
22. Capitalisation	32

Meetings of Members
23. Annual General Meetings	32
24. Special General Meetings	32
25. Notice	32
26. Giving Notice and Access	33
27. Postponement or Cancellation of General Meeting	34
28. Attendance and Security at General Meetings	34
29. Quorum at General Meetings	35
30. Chairman to Preside at General Meetings	35
31. Voting on Resolutions	35
32. Voting on a Poll Required	36
33. Voting by Joint Holders of Shares	37
34. Instrument of Proxy	37
35. Representation of Corporate Member	39
36. Adjournment of General Meeting	40
37. Written Resolutions	41
38. Directors’ Attendance at General Meetings	41

Directors and Officers
39. Composition of the Supervisory Board	41
40. Nominated Directors	41
41. Unaffiliated Directors	42
42. Election of Directors	44
43. No Share Qualification	45
44. Alternate Directors	45
45. Removal of Directors	45
46. Vacancy in the Office of Director	45
47. Remuneration of Directors	46
48. Defect in Appointment of Director	47
49. Register of Directors and Officers	47
50. Governance Structure	47
51. Appointment of Chairman, CEO, Officers and Secretary	48
52. Duties and Remuneration of Officers and Senior Executives	50
53. Duties and Remuneration of the Secretary	51
54. Powers and Committees of the Supervisory Board	51
55. Authority Matrix	52
56. M&A Transactions	58
57. Conflicts of Interest	60
58. Indemnification and Exculpation of Directors and Officers	61

Meetings of the Supervisory Board
59. Supervisory Board Meetings	62
60. Notice of Supervisory Board Meetings	62
61. Conduct of Supervisory Board Meetings	63
62. Supervisory Board to Continue in the Event of Vacancy	63
63. Management Board Meetings	63
64. Conduct of Management Board Meetings	63
65. Written Resolutions	64
66. Validity of Prior Acts of the Supervisory Board and the Management Board	64

Corporate Records
67. Minutes	64
68. Place Where Corporate Records Kept	64
69. Form and Use of Seal	64

Accounts
70. Books of Account	65
71. Financial Year End	65

Audits
72. Annual Audit	65
73. Appointment of Auditor	65
74. Remuneration of Auditor	66
75. Duties of Auditor	66
76. Access to Records	66
77. Financial Statements	66
78. Distribution of Auditor’s Report	66
79. Vacancy in the Office of Auditor	66

Registered Office; Headquarters
80. Registered Office	66
81. Headquarters	66

Voluntary Winding-Up and Dissolution
82. Winding-Up	68

Changes to Constitution
83. Changes to Bye-laws	68

Company Investigations into Interests in Shares
84. Provisions applicable to Bye-laws 86 and 87	68
85. Power of the Company to Investigate Interests in Shares	69
86. Failure to Disclose Interests in Shares	71

INTERPRETATION
1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981;

Action	any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Entity;

Advance Notice Date	the meaning given in Bye-law 41.5;

Affiliate	with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person, including, if such Person is an individual, any relative or spouse of such Person, or any relative of such spouse of such Person, any one of whom has the same home as such Person, and also including any trust or estate for which any such Person(s) specified herein, directly or indirectly, serves as a trustee, executor or in a similar capacity (including any protector or settlor of a trust) or in which such Person(s) specified herein, directly or indirectly, has a substantial beneficial interest and any Person who is controlled by any such trust or estate. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract, or otherwise) of such Person; provided, however, that for the purposes of this definition, neither the Company nor any of its Controlled Affiliates shall be deemed Affiliates of any Member;

Alternate Director	an alternate director appointed in accordance with these Bye-laws;

Auditor	includes an individual, body corporate or partnership;

Authority Threshold	US$50 million in the aggregate in one or several related transactions over one or several years;

Beneficial Ownership	the power to vote or direct the voting of, or to dispose or direct the disposition of, the assets in question, and “Beneficially Owned” shall be construed accordingly;

Business Day	a day on which banks are generally open for business in each of Tortola, the British Virgin Islands; Gibraltar; Hamilton, Bermuda; Amsterdam, the Netherlands; Oslo, Norway; New York, New York; Moscow, Russian Federation and London, England;

Business Plan	the annual budget and business plan for the Group;

CEO	the chief executive officer of the Company and any person appointed by the Supervisory Board to perform any of the duties of the chief executive officer;

Clear Days	in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

Common Shares	common shares of par value US$0.001 each (or such other par value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the restrictions set out in these Bye-laws;

Company	the company for which these Bye-laws are adopted;

Compensation Committee	the committee of the Supervisory Board established pursuant to Bye-law 54.3(c);

Contract	any agreement, letter of intent, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract or understanding (whether written or oral), in each case, to the extent legally binding;

Controlled Affiliate	with respect to any Person, any Affiliate of such Person in which such Person owns or controls, directly or indirectly, securities having more than 50 per cent of the voting power for the election of directors or other governing body thereof or more than 50 per cent of the partnership or other ownership interests therein (other than as a limited partner);

Controlling Person	with respect to any Person, any other Person which owns or controls, directly or indirectly, securities of such Person having more than 50 per cent of the voting power for the election of directors or other governing body of such first Person or more than 50 per cent of the partnership or other ownership interests therein (other than as a limited partner of such first Person);

Conversion Date	the meaning given in Bye-law 4.3(d)(i);

Conversion Notice	the meaning given in Bye-law 4.3(d)(i);

Conversion Premium	the meaning given in Bye-law 4.3(d)(v);

Convertible Preferred Shares	convertible preferred shares of par value US$0.001 each in the capital of the Company, having the rights and being subject to the restrictions set out in these Bye-laws;

CPI	the meaning given in Bye-law 81.3;

Cumulative Voting	the system of voting for Directors in which each voting share confers on its holder a total number of votes which is equal to the total number of Directors to be elected and which the holder may cast for candidates in any proportion (including, without limitation, casting all votes for a single candidate);

Debt Obligation	with respect to any Person, without double counting, any obligation of such Person (a) for borrowed money; (b) evidenced by notes, bonds, debentures or similar instruments; (c) for the deferred purchase price of goods or services or created under a conditional sale or retention of title agreement with respect to property acquired by such Person (in each case, other than trade payables or accruals incurred in the ordinary course of business); (d) arising out of any credit facility or similar financial accommodation; (e)

arising under any lease that would be capitalised on the balance sheet of such Person in accordance with accounting standards applicable to such Person that is otherwise in substance a financing lease; (f) arising in respect of any acceptance under an acceptance credit or bill discount facility or a reimbursement obligation under a standby or documentary letter of credit or any receivables sold or discounted other than on a non recourse basis; (g) for trade payables incurred in the ordinary course of business the payment for which is due for more than 90 days; (h) in respect of any liabilities and obligations of third parties (referred to in but not excluded in paragraphs (a) to (g) above) to the extent that they are secured by any Lien upon property owned by such Person, whether or not such Person has assumed or become liable for the payment of such liabilities or obligations; (i) without double counting, arising in connection with any liability in respect of a guarantee or indemnity for any of the items referred to but not excluded in paragraphs (a) to (h) above; and (j) arising in connection with any other transaction that, in accordance with accounting standards applicable to such Person, results in such obligation being treated as “indebtedness”;

Director	a director of the Company and shall include an Alternate Director;

Eligible Shareholder	a Member, other than a Nominating Shareholder or an Affiliate of a Nominating Shareholder, that complies with all applicable provisions of these Bye-laws and, together with its Affiliates, holds, at the time it proposes a candidate to the Nominating Committee, at least one per cent of the voting shares of the Company;

Enterprise Value	the value of the equity (as implied by the acquisition price) of the Target plus the aggregate amount of all Debt Obligations and preferred shares, minus cash and cash equivalents;

Fundamental Transaction	a merger, consolidation, amalgamation, conversion, reorganisation, scheme of arrangement, dissolution or liquidation involving any Group Company;

Governmental Entity	in any applicable jurisdiction or international forum, any (a) federal, state, territorial, oblast,

okrug, regional, municipal, local or foreign government, (b) court, arbitral or other tribunal, (c) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity), and including international organisations having jurisdiction over matters concerning intellectual property or (d) agency, commission, ministry, committee, inspectorate, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature;

Group	the Company and its Subsidiaries;

Group Company	any of the Company or its Subsidiaries;

Headquarters Budget	the annual budget of operating costs for the headquarters of the Company which shall specifically exclude the CEO’s remuneration and extraordinary costs, such as legal, consulting and accounting fees in connection with any litigation, acquisition, restructuring or financing, any financial advisory fees, any capitalised expenses and any other non-recurring items, and which shall be prepared by the Management Board;

Indebtedness	with respect to any Person, without duplication, all obligations of such Person, whether incurred as principal or surety and whether present, future, actual or contingent, for the payment or repayment of money, net of unrestricted cash, cash equivalents and loans receivable in relation to capital leases, including: (a) all indebtedness for borrowed money or for the deferred purchase price of property or services; (b) all vendor financing obligations; (c) any amounts payable by such Person under capital leases or similar arrangements over their respective periods; (d) any credit to such Person from a supplier of goods or under any instalment purchase or other similar arrangement; (e) any liabilities and obligations of third parties to the extent that they are guaranteed by such Person or such Person has otherwise assumed or become liable for the payment of such liabilities or obligations or to the extent that they are secured by any Lien upon property owned by such Person whether or not such Person has assumed or become liable for the payment of such liabilities or obligations; (f) any accrued dividends in respect of any capital stock or other ownership, membership or equity interests, whether declared or not; and (g) all accrued and unpaid obligations in respect of employee salaries and benefits, other than those arising in the ordinary course of business;

Independent	a Director who is “independent” within the meaning of the rules and regulations of the NYSE;

Independent Shareholder	any Member other than a Nominating Shareholder or any of the Permitted Transferees or Affiliates of a Nominating Shareholder;

Initial Budget Period	the meaning given in Bye-law 81.2;

Investment Bank	any of Citigroup Global Capital Markets Inc., Credit Suisse, Deutsche Bank AG, Goldman Sachs & Co. or Morgan Stanley & Co. Incorporated;

Issue Notice	the meaning given in Bye-law 2.3;

Law	any law, statute, constitution, treaty, rule, regulation, policy, guideline, directive, ordinance, code, judgment, ruling, order, writ, decree, normative act, instruction, information letter, injunction or determination of any Governmental Entity or any other pronouncement having the effect of law or regulation of any other country or any state, county, city or other political subdivision;

Lien	any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing;

Limit	the meaning given in Bye-law 16.1;

M&A Transaction	the purchase or acquisition, or the entry into an agreement to purchase or acquire, by the Company or any of its Subsidiaries of an interest in one or more companies, assets, businesses or similar transaction, including a transaction in which (a) the Company issues new equity interests (or derivative securities representing an interest therein) representing less than ten per cent of the issued Common and Convertible

Preferred Shares and/or (b) any of the Company’s Subsidiaries issue or transfer any equity interests (or derivative securities representing an interest therein) in such Subsidiary, in each case in any one transaction or series of related transactions;

Management Board	the management board comprising the CEO and those Senior Executives appointed pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or such of those persons as are present at a meeting at which there is a quorum;

Member	the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

New Issue	the meaning given in Bye-law 2.3;

Nominated Director	a Director nominated by a Nominating Shareholder;

Nominating Committee	the committee of the Supervisory Board established pursuant to Bye-law 54.3(a);

Nominating Shareholder	that Member of a Significant Shareholder Group that holds the greatest number of voting shares of the Company;

Non Pre-emptive Issue	an issue of Common Shares (or interests in Common Shares) (a) in connection with employee compensation awards; (b) in connection with a Related M&A Transaction; or (c) on the conversion of Convertible Preferred Shares;

NYSE	the New York Stock Exchange;

Officer	any person appointed by the Supervisory Board to hold an office in the Company;

Permitted Transferee	with respect to any Member, (a) any Affiliate of such Member in which such Member owns or controls, directly or indirectly, on a consolidated basis, more than 66 per cent of the securities having voting power for the election of directors or other governing body thereof or more than 66 per cent of the partnership or other ownership interests therein (other than as a limited partner), (b) any other Person which owns or controls, directly or indirectly, more than 66 per cent of the securities, on a consolidated basis, of such Member having voting power for the election of directors or other governing body of such first Person or more than 66 per cent of the partnership or other ownership interests therein (other than as a limited partner of such first Person), and (c) with respect to any individual Member, such transferees as are specifically designated “Permitted Transferees” pursuant to the Shareholders Agreement;

Person	any natural person, corporation, general partnership, simple partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, other business organisation, trust, union, association or Governmental Entity, whether incorporated or unincorporated;

Potentially Competitive Transaction	an investment opportunity or an ownership increase in respect of an existing investment in a market or country where a party to the Shareholders Agreement at the time already has a direct or indirect interest or investment;

Pre-emptive Shareholders	those Members who are party to the Shareholders Agreement who hold Common Shares or Convertible Preferred Shares;

Register of Members	the register of members referred to in these Bye-laws (including any branch register of members maintained by the Company);

Registered Office	the registered office of the Company for the time being;

Related M&A Transaction	an M&A Transaction in which a Member that is a party to the Shareholders Agreement at that time (or any of its Affiliates, shareholders, principals, officers or directors) has any direct or indirect equity interest (other than equity interests with a fair market value less than US$25 million and that represent less than five per cent of the issued and outstanding equity interests of the counterparty or its Affiliates) in any counterparty, a Controlling Person of the counterparty or a

Controlled Affiliate of the counterparty in such M&A Transaction;

Related Party Agreement	any loan, extension of credit, service, consultancy or similar agreement or arrangement between the Company or any of its Subsidiaries, on the one hand, and a Significant Shareholder or any of its Affiliates; provided that a Related M&A Transaction shall not constitute a Related Party Agreement;

Relevant Shares	the meaning given in Bye-law 16.3(d);

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Rule 10A-3	the meaning given in Bye-law 54.3(b);

Search Consultant	an internationally recognised reputable executive search firm with offices globally; provided that the Search Consultant is not then engaged by a Nominating Shareholder or any of its Affiliates and is not otherwise conflicted. The partner of the Search Consultant who is running the relevant search shall have his or her seat in Western Europe or the United States and shall engage, to the extent necessary, the Search Consultant’s branch offices, or a local search consultant, in Russia and the CIS to fulfil the assignment;

Second Budget Period	the meaning given in Bye-law 81.3;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Supervisory Board to perform any of the duties of the Secretary;

Section 13(d) Group	the meaning given in Bye-law 16.1;

Senior Executives	the Company’s chief financial officer; the general director of any significant Subsidiary of the Company; the Company’s general counsel; the Company’s chief operating officer; the Company’s chief marketing officer; the Company’s head of investor relations; and the Company’s chief technology officer and the Company’s head of international M&A;

Shareholders Agreement	the Shareholders Agreement dated October 4, 2009, between and among the Company, Eco Telecom Limited, Altimo Holdings & Investments Ltd., Altimo Cooperatief U.A., Telenor Mobile Communications AS, Telenor East Invest AS, and such other Members as shall be party thereto from time to time, as amended or restated from time to time;

Significant Shareholder	any Member which, together with its Affiliates, its Controlling Persons and the Controlled Affiliates of those Controlling Persons, directly or indirectly owns or controls 25 per cent or more of the issued voting shares of the Company;

Significant Shareholder Group	a set of Members consisting of any Member and all of its Permitted Transferees, which set together holds, directly or indirectly, in the aggregate at least 25 per cent of the issued voting shares of the Company; provided that (a) if at any time there are more than two such sets of Members that would otherwise qualify as Significant Shareholder Groups, the “Significant Shareholder Groups” shall be those two of such sets of Members with the greatest aggregate number of voting shares of the Company; and (b) if a Significant Shareholder Group ceases to hold, directly or indirectly, in the aggregate at least 25 per cent of the issued voting shares of the Company, it shall continue to qualify as a Significant Shareholder Group for a further period of 6 months from the date of such cessation;

Special Election General Meeting	the meaning given in Bye-law 51.3(f);

Special Resolution	a resolution of the Company passed by Members representing not less than 75 per cent of the total voting rights of the Members who (being entitled to do so) vote in person or by proxy on the resolution;

Subsidiary	with respect to any Person, any other Person in which such Person owns or controls, directly or indirectly, more than 50 per cent of the securities having voting power for the election of directors or other governing body thereof or more than 50 per cent of the partnership or other ownership interests therein (other than as a limited partner);

Supervisory Board	the board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

Target	in relation to an M&A Transaction, collectively the target company(ies), business(es) and/or asset(s) on a consolidated basis;

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;

Unaffiliated	an individual who is not an Affiliate of a party to the Shareholders Agreement at that time and who (a) is not and, within three years of any reference date, has not been an employee, officer, director, consultant, agent or greater-than-ten per cent shareholder of a party to the Shareholders Agreement at that time or any Subsidiary or Affiliate of a party to the Shareholders Agreement at that time, (b) is not a relative or family member of any Person described in (a), and (c) is otherwise independent of each party to the Shareholders Agreement at that time under the NYSE’s definition of “independence”;

Unaffiliated Director	a Director who is Unaffiliated and Independent;

Unrelated M&A Transaction	an M&A Transaction that is not a Related M&A Transaction; and

US$	United States Dollars.
1.2	In these Bye-laws, where not inconsistent with the context:
(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	the words:
(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(d)	a corporation shall be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these Bye-laws, is present;

(e)	references to a company include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

(f)	references to writing include typewriting, printing, lithography, photography, electronic mail and other modes of representing or reproducing words in a legible and non-transitory form;

(g)	a reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and references to any communication being delivered or received, or being delivered or received at a particular place, include the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means, as the Supervisory Board may from time to time approve or prescribe, either generally or for a particular purpose;

(h)	references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Supervisory Board may from time to time approve or prescribe, either generally or for a particular purpose;

(i)	references to a dividend include a distribution paid in respect of shares to Members out of contributed surplus or any other distributable reserve;

(j)	any reference to any statute or statutory provision (whether of Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force;

(k)	references to shares carrying the general right to vote at general meetings of the Company are to those shares (of any class or series) carrying the right to vote, other than shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred); and

(l)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws, except that the definition of “attorney” in the Act shall not apply.
1.3	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES
2.	Power to Issue Shares
2.1	Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Supervisory Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine.

2.2	Subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Supervisory Board before the issue or conversion.

2.3	If the Company proposes to issue Common Shares other than pursuant to a Non Pre-emptive Issue (a “New Issue”), it shall give the Pre-emptive Shareholders a written notice (an “Issue Notice”) of its intention to issue new Common Shares, the price per Common Share, which shall be a price in cash equal to the lowest price per Common Share at which any other Person is entitled to acquire Common Shares in that share issue (or the cash equivalent value thereof on the date of issue), the identity of the subscriber(s) and the principal terms on which the Company proposes to issue such new Common Shares. Each Pre-emptive Shareholder shall have ten Business Days from the delivery date of an Issue Notice to elect to subscribe for up to its entitlement to Common Shares for the price and on the terms specified in the Issue Notice by giving written notice to the Company and stating the number of Common Shares to be subscribed for (which number may not be greater than its entitlement). Each Pre-emptive Shareholder shall be entitled to subscribe for so many Common Shares as ensures that its percentage interest in voting shares in the Company is maintained after the issue of any Common Shares to other Persons. The issue of new Common Shares to any Pre-emptive Shareholder exercising its pre-emption right under this Bye-law and the payment therefor shall be completed simultaneously with the completion of the first issue and subscription for Common Shares in the New Issue.
3.	Power of the Company to Purchase its Shares
3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Supervisory Board shall think fit.

3.2	The Supervisory Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.
4.	Rights Attaching to Shares
4.1	At the date of adoption of these Bye-laws, the authorised share capital of the Company is divided into Common Shares and Convertible Preferred Shares.

4.2	The holders of Common Shares shall, subject to the provisions of these Bye-laws:

(a)	except where Cumulative Voting applies, be entitled to one vote per Common Share, voting together with the holders of Convertible Preferred Shares as a single class;

(b)	be entitled to such dividends as the Supervisory Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company (subject to the rights of the holders of any preference shares in the Company then in issue having preferred rights on a return of capital) in respect of their holdings of Common Shares, pari passu and pro rata to the number of Common Shares held by each of them; and

(d)	generally be entitled to enjoy all of the rights attaching to common shares.
4.3	The holders of Convertible Preferred Shares shall, subject to the provisions of these Bye-laws:
(a)	except where Cumulative Voting applies, be entitled to one vote per share, voting together with the holders of Common Shares as a single class;

(b)	not be entitled to receive dividends;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, not be entitled to any payment or distribution in respect of the surplus assets of the Company; and

(d)	be entitled to convert their Convertible Preferred Shares, at their option and at any time (x) after the date which is two years and six calendar months after the date of issue of the relevant Convertible Preferred Shares but before the date which is five years after such date of issue and (y) during the period between the date on which a general offer under Bye-law 16.1 is announced and the final Business Day such offer is open for acceptance, in each case, in whole or in part, into Common Shares on the basis of one Common Share for one Convertible Preferred Share, on the following terms:
(i)	A holder of Convertible Preferred Shares shall notify the Company of an intended conversion at least 10 Business Days prior to the intended conversion date which must be a Business Day (the “Conversion Date”) by written notice (a “Conversion Notice”) accompanied by the relevant share certificate(s) (if any) delivered to the Secretary at the Registered Office, with a copy to the CEO, which notice shall be signed by or on behalf of the holder and shall state the Conversion Date and the number of Convertible Preferred Shares to be converted.

(ii)	On the Conversion Date for any Convertible Preferred Shares, subject to the Company having received the relevant Conversion Premium and share certificate(s) (if any), such Convertible Preferred Shares shall automatically and without further action on the part of the Company or any other Person be redesignated as Common Shares and the rights and restrictions attaching thereto shall be varied so that such Convertible Preferred Shares have all the rights and restrictions attaching to Common Shares.

(iii)	If any such redesignation or variation is then unlawful, the Company shall undertake all action permitted by Law for the conversion of the Convertible Preferred Shares at the earliest possible date, which action may include, without limitation, the repurchase of any shares, bonus or other issues of shares (in each case as approved by the Supervisory Board), the prosecution or defence of any legal proceedings to enable conversion to occur or any combination thereof.

(iv)	The Company shall not close its books against the transfer of Convertible Preferred Shares or Common Shares issued or issuable on conversion of Convertible Preferred Shares in any manner that interferes with the timely conversion of Convertible Preferred Shares. The Company shall assist and co-operate (but the Company shall not be required to expend substantial efforts or funds) with any holder of Convertible Preferred Shares required to make any filings with or obtain any approval from any Governmental Entity prior to or in connection with any conversion of Convertible Preferred Shares (including, without limitation, making any filings required to be made by or obtaining any approvals required to be obtained by the Company).

(v)	Prior to the Conversion Date for any Convertible Preferred Shares, the holder thereof shall pay to the Company in cleared funds an amount (the “Conversion Premium”) equal to the number of Common Shares into which the Convertible Preferred Shares are to be converted multiplied by the greater of (A) the closing mid market price for Common Shares on the NYSE on the date of the Conversion Notice; and (B) the 30 day volume weighted average price on the NYSE of the Common Shares on the date of the Conversion Notice; provided that the date of the Conversion Notice for purposes of determining the amount of the Conversion Premium due to an event described by Bye-law 4.3(d)(vii) or Bye-law 16.1 shall be the Business Day prior to the date on which such transaction or general offer is announced publicly and the Conversion Premium per convertible Preference Share shall be the lower of (A) the closing mid market price for Common shares on the NYSE on the date of the Conversion Notice; and (B) the 30 day volume weighted average price on the NYSE of the Common Shares on the date of the Conversion Notice. On conversion, the Conversion Premium shall be treated as contributed surplus, unless and to the extent applicable Law requires it to be treated as share capital, share premium or in some other manner.

(vi)	No consolidation or sub-division of Common Shares shall occur unless the Convertible Preferred Shares are consolidated or sub-divided in the same manner at the same time.

(vii)	If, before the conversion of any Convertible Preferred Shares, there is any Fundamental Transaction involving the Company or sale of all or substantially all of the assets of the Company which results in a distribution of money, securities or other property to the holders of Common Shares, then, as part of such transaction, provision shall be made so that the holders of Convertible Preferred Shares shall have the right to receive, upon the deemed conversion of such Convertible Preferred Shares, the number of shares or securities or property of the Company to which a holder of the number of Common Shares deliverable on conversion of such Convertible Preferred Shares would have been entitled in connection with such transaction if such holder had converted its Convertible Preferred Shares and paid the applicable Conversion Premium immediately prior to the completion of such transaction, subject to a reduction equal to the amount of the deemed Conversion Premium. The Company shall make appropriate provisions to ensure that the requirements of this paragraph are effected.

(viii)	The Company shall at all times reserve and keep available out of its authorised but unissued Common Shares, solely for the purpose of issue on the conversion of Convertible Preferred Shares, not less than the number of Common Shares issuable on the conversion of all Convertible Preferred Shares that may then be converted. All Common Shares which are so issuable shall, when issued and on payment of the Conversion Premium, be duly and validly issued, fully paid and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Common Shares may be so issued without violation of any applicable Law or any requirements of the NYSE (except for official notice of issue which shall be immediately delivered by the Company on each such issue).

(ix)	Any Convertible Preferred Shares which have not been converted into Common Shares by the date which is five years after the date of their issue shall be immediately redeemed by the Company on such date on payment to the holders thereof of a redemption price of US$0.001 per share. Redemption shall be effected by a written notice from the Company to the holders thereof stating: (A) the redemption date; (B) the number of Convertible Preferred Shares to be redeemed; and (C) the place or places where certificates for such Convertible Preferred Shares (if any) are to be surrendered and shall be accompanied by the redemption price for the Convertible Preferred Shares to be redeemed (rounded up to the nearest whole cent). Convertible Preferred Shares which have been redeemed shall be cancelled and shall not be available for re-issue.

4.4	Subject to the rights provided in Bye-law 2.3, at the discretion of the Supervisory Board, whether or not in connection with the issue and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Supervisory Board, including, without limiting the generality of this authority, conditions that preclude or limit any Person or Persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the Person or Persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.5	All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.
5.	Calls on Shares
5.1	The Supervisory Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue), including any amounts unpaid in respect of any part of the Conversion Premium, and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Supervisory Board be liable to pay the Company interest on the amount of such call at such rate as the Supervisory Board may determine, from the date when such call was payable up to the actual date of payment. The Supervisory Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2	Any amount which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

5.3	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up or become payable.
6.	Prohibition on Financial Assistance

The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any Person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.	Forfeiture of Shares
7.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Supervisory Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:
Notice of Liability to Forfeiture for Non-Payment of Call
[•] Ltd.
(the “Company”)
You have failed to pay the call of [amount of call] made on the [•] day of [•], 20[•], in respect of the [number and class] share(s) standing in your name in the Register of Members of the Company, on the [•] day of [•], 20[•], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [•] per annum computed from the said [•] day of [•], 20[•] at the Registered Office of the Company the share(s) will be liable to be forfeited.

Dated this [•] day of [•], 20[•]

[Signature of Secretary] By Order of the Supervisory Board
7.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Supervisory Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Supervisory Board shall determine.

7.3	A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

7.4	The Supervisory Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.
8.	Share Certificates
8.1	Unless the Supervisory Board determines that shares in the capital of the Company shall not be certificated, every Member shall be entitled to a certificate under the common seal of the Company or bearing the signature (or a facsimile thereof) of a Director or Officer or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Supervisory Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom the shares have been allotted.

8.3	If any share certificate shall be proved to the satisfaction of the Supervisory Board to have been worn out, lost, mislaid, or destroyed the Supervisory Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.
9.	Trading Facilities
9.1	Notwithstanding any provisions of these Bye-laws, the Directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form. Unless otherwise determined by the Directors and permitted by the Act and any other applicable laws and regulations, no Person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

9.2	Without prejudice to Bye-law 9.1 but notwithstanding any other provisions of these Bye-laws, the Directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement and/or approve any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of interests in shares in the capital of the Company in the form of depositary receipts or similar interests, instruments or securities, and the holding and transfer of such receipts, interests, instruments or securities in uncertificated form and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof or the shares in the capital of the Company represented thereby. The Directors may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements.
10.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares of the relevant class.

REGISTRATION OF SHARES
11.	Register of Members
11.1	The Supervisory Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

11.2	The Register of Members shall be open to inspection without charge at the Registered Office on every business day, subject to such reasonable restrictions as the Supervisory Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole 30 days in each year.
12.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other Person.
13.	Transfer of Registered Shares
13.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Supervisory Board may accept:
Transfer of a Share or Shares
[•] Ltd.
(the “Company”)
FOR VALUE RECEIVED..............[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number and class] of shares of the Company.

DATED this [•] day of [•], 20[•]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

13.2	Except as otherwise provided in these Bye-laws, such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Supervisory Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

13.3	If shares are certificated, the Supervisory Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Supervisory Board may reasonably require to show the right of the transferor to make the transfer.

13.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

13.5	The Supervisory Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Supervisory Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

13.6	The Supervisory Board may in its absolute discretion refuse to register the transfer of a share if the proposed transfer would not, if registered, comply with the terms of the Shareholders Agreement.

13.7	The Supervisory Board may in its absolute discretion refuse to register the transfer of a share if following the registration of such transfer, any such transferee would (directly or indirectly, by itself or together with its Affiliates or a group of transferees which are Controlled Affiliates of the same Controlling Person) become a Significant Shareholder but such transferee has not become a party to the Shareholders Agreement prior to such transfer; provided that this Bye-law shall not apply to a transfer where the transferee acquires shares in the market from a third party resulting in the transferee becoming a Significant Shareholder if the Supervisory Board determines that the transferor had no knowledge of the transferee’s intent to acquire such additional shares at the time of transfer.

13.8	If the Supervisory Board refuses to register a transfer of any share the Secretary shall, within two months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.
14.	Foreign Securities Laws
14.1	The Supervisory Board may, in its absolute and unfettered discretion, decline to register the transfer of any shares if it believes that registration of such shares or transfer is required under the laws of any jurisdiction and such registration has not been effected, save that the Supervisory Board may request and rely on an opinion of counsel to the transferor or transferee, in form and substance satisfactory to the Supervisory Board, that no such registration is required.

14.2	The Supervisory Board shall have the authority to request from any direct or indirect holder of shares, and such holder shall provide, such information as the Supervisory Board may request for the purpose of determining whether any transfer contemplated by Bye-law 14.1 should be permitted.
15.	Transmission of Registered Shares
15.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only Persons recognised by the Company as having any title to the deceased

Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other Persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other Person as the Supervisory Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

15.2	Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Supervisory Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:
Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
[•] Ltd. (the “Company”)
I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number and class] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [•] day of [•], 20[•]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

15.3	On the presentation of the foregoing materials to the Supervisory Board, accompanied by such evidence as the Supervisory Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Supervisory Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

15.4	Where two or more Persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.
16.	Mandatory Offers

16.1	Any Person who, individually or together with any of its Affiliates or any other members of a “group”, within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended (a “Section 13(d) Group”) of which it is a part, directly or indirectly, in any manner, acquires Beneficial Ownership of any Common Shares or Convertible Preferred Shares (including, without limitation, through the acquisition of ownership or control of another Member or a Controlling Person of another Member or through the direct or indirect acquisition of derivative securities) which, taken together with Common Shares or Convertible Preferred Shares already Beneficially Owned by it or any of its Affiliates or its Section 13(d) Group, in any manner, carry 50 per cent. or more of the voting rights of the Company (the “Limit”), shall, within 30 days of acquiring such shares, make a general offer to all holders of Common Shares (including any Common Shares issued on the conversion of Convertible Preferred Shares during the offer period) and Convertible Preferred Shares to purchase their shares complying with Bye-law 16.4. For the purposes of this Bye-law 16.1, none of a Nominating Shareholder and its Permitted Transferees shall be deemed to form a Section 13(d) Group with any other Nominating Shareholder or any of its Permitted Transferees, nor shall a party to the Shareholders Agreement be deemed to form part of a Section 13(d) Group with any other party to the Shareholders Agreement solely by virtue of any such party’s rights and obligations under the Shareholders Agreement.

16.2	Where any Person breaches the Limit and does not make an offer as required by Bye-law 16.1, that Person is in breach of these Bye-laws.

16.3	The Supervisory Board may do all or any of the following where it has reason to believe that the Limit is or may be breached:
(a)	require any Member or Person appearing or purporting to be interested in any shares of the Company to provide such information as the Supervisory Board considers appropriate to determine any of the matters under this Bye-law 16;

(b)	have regard to such public filings as it considers appropriate to determine any of the matters under this Bye-law 16;

(c)	make such determinations under this Bye-law 16 as it thinks fit, either after calling for submissions from affected Members or other Persons or without calling for such submissions;

(d)	determine that the voting rights attached to all shares held by such Persons, or in which such Persons are or may be interested (“Relevant Shares”) are from a particular time suspended and incapable of being exercised for a definite or indefinite period and such Person (and any proxy to the extent appointed by him to act in that capacity) shall for this period of time cease to be entitled to receive notice of any meeting of the Members;

(e)	determine that some or all of the Relevant Shares will not carry any right to any dividends or other distributions from a particular time for a definite or indefinite period; and

(f)	take such other action as it thinks fit for the purposes of this Bye-law 16 including:
(i)	prescribing rules (not inconsistent with this Bye-law 16);

(ii)	setting deadlines for the provision of information;

(iii)	drawing adverse inferences where information requested is not provided;

(iv)	making determinations or interim determinations;

(v)	executing documents on behalf of a Member;

(vi)	converting any Relevant Shares held in uncertificated form into certificated form, or vice-versa; and

(vii)	changing any decision or determination or rule previously made.
16.4	A general offer under Bye-law 16.1 complies with this Bye-law if:
(a)	the offer is unconditional in all respects and is open for acceptance for a period of not less than 30 days;

(b)	the making or implementation of the offer is not dependent on the passing of a resolution at any meeting of shareholders of the offeror; and

(c)	the offer is in cash or is accompanied by a cash alternative, in each case, at an offer price:
(i)	per Common Share not less than the greater of:
(1)	the highest price paid by the offeror, any of its Affiliates or any member of its Section 13(d) Group for any interest in Common Shares during the six months prior to the date on the Limit was exceeded;

(2)	the 180 day volume weighted average price on the NYSE of the Common Shares on the date on which the Limit was exceeded; and

(3)	if, before the offer closes for acceptance, the offeror, any of its Affiliates or any member of its Section 13(d) Group acquires any interest in Common Shares at above the offer price, the highest price paid for the interest in the shares so acquired
(the “Offer Price”); and

(ii)	per Convertible Preferred Share equal to the Offer Price less the Conversion Premium calculated in accordance with Bye-law 4.3(d)(v).
16.5	The requirement for an offer to be made in accordance with this Bye-law may be waived by a vote of a majority of Members voting in person or by proxy at a general meeting, excluding for all purposes of the vote the Member or Members in question and their Affiliates.

16.6	Any one or more of the Directors may act as the attorney(s) of any Member in relation to the execution of documents and other actions to be taken for the sale of Relevant Shares determined by the Supervisory Board under this Bye-law 16.
ALTERATION OF SHARE CAPITAL
17.	Power to Alter Capital
17.1	The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

17.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Supervisory Board may deal with or resolve the same in such manner as it thinks fit including (without limitation) in the way prescribed in Bye-law 17.3 below.

17.3	The Supervisory Board may sell shares representing the fractions to any Person (including the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the Persons to whom such fractions are attributable (except that if the amount due to a Person is less than US$5.00, or such other sum as the Supervisory Board may decide, the Company may retain such sum for its own benefit). To give effect to such sale the Supervisory Board may authorise a Person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the Person entitled by transmission to, them to the purchaser or as the purchaser may direct or implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares.

17.4	The purchaser will not be bound to see to the application of the purchase moneys in respect of any such sale. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in Bye-law 17.3 shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.
18.	Variation of Rights Attaching to Shares
18.1	Subject to the Act and, if relevant, the approval required pursuant to Bye-law 83 and save for a conversion of Convertible Preferred Shares effected by a variation of rights pursuant to Bye-law 4.3(d), all or any of the special rights for the time being attached to any class of shares for the time being in issue may, unless otherwise expressly provided in the rights attaching to or by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up), be altered or abrogated with the consent in writing of the holders of the issued shares of such class carrying 75 per cent or more of all of the votes capable of being cast at the relevant time at a separate general meeting of the holders of the shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of shares of that class by a majority of the votes cast.

18.2	All the provisions of these Bye-laws relating to general meetings of the Company shall apply mutatis mutandis to any separate general meeting of any class of Members, except that the necessary quorum shall be one or more Members present in person or by proxy holding or representing at least 50 per cent plus one share of the shares of the relevant class.

18.3	The special rights conferred on the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered or abrogated by (a) the creation or issue of further shares ranking pari passu with them, (b) the creation or issue for full value (as determined by the Supervisory Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them or (c) the purchase or redemption by the Company of any of its own shares.
DIVIDENDS AND CAPITALISATION
19.	Dividends
19.1	The Supervisory Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members holding shares entitled to the payment of dividends, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie, including without limitation the issue by the Company of shares or other securities, in which case the Supervisory Board may fix the value for distribution in specie of any assets, shares or securities. No unpaid dividend shall bear interest as against the Company. The exact amount and timing of any dividend declarations and payments shall, subject to the requirements of the Act, be determined by the Supervisory Board.

19.2	The Supervisory Board may fix any date as the record date for determining the Members entitled to receive any dividend.

19.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

19.4	The Supervisory Board may declare and make such other distributions (in cash or in specie) to the Members holding shares entitled to distributions as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

19.5	Except insofar as the rights attaching to, or the terms of issue of, any shares otherwise provide:

(a)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this Bye-law as paid up on the share; and

(b)	dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares in respect of which the dividend is paid during any portion or portions of the period in respect of which the dividend is paid.
20.	Power to Set Aside Profits

The Supervisory Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for any other purpose.
21.	Method of Payment
21.1	Any dividend or other moneys payable in respect of a share may be paid by cheque or warrant sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to such Persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque, warrant or direct transfer shall be sent at the risk of the Person entitled to the money represented thereby. If two or more Persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend paid in respect of such shares.

21.2	The Supervisory Board may deduct from the dividends or distributions payable to any Member (either alone or jointly with another) by the Company in respect of any shares all moneys (if any) due from such Member (either alone or jointly with another) to the Company on account of calls or otherwise.

21.3	Any dividend or other moneys payable in respect of a share which has remained unclaimed for six years from the date when it became due for payment shall, if the Supervisory Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

21.4	The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least three consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

22.	Capitalisation
22.1	The Supervisory Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid up bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

22.2	The Supervisory Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full partly or nil paid up shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.
MEETINGS OF MEMBERS
23.	Annual General Meetings

The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the CEO or the Supervisory Board shall appoint.

24.	Special General Meetings

The CEO or the Supervisory Board may convene a special general meeting whenever in their judgment such a meeting is necessary. The Supervisory Board shall, on the requisition in writing of Members holding such number of shares as is prescribed by, and made in accordance with, the Act, convene a special general meeting in accordance with the Act. Each special general meeting shall, subject to the Act and these Bye-laws, be held at such time and place as the CEO or the Supervisory Board shall appoint.

25.	Notice
25.1	At least 30 Clear Days notice of an annual general meeting (other than an adjourned meeting) shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

25.2	At least 30 Clear Days notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

25.3	The CEO or Supervisory Board may fix any date that is not more than 60 Clear Days prior to any general meeting as the record date for determining the Members entitled to receive notice of and to vote at such general meeting.

25.4	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting and together holding not less than 95 per cent in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

25.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting. A Member present, either in person or by proxy, at any annual general meeting or special general meeting of the holders of any class of shares shall be deemed to have received proper notice of that meeting and, where required, the purpose for which it was called.
26.	Giving Notice and Access
26.1	A notice or other document may be given by the Company to a Member:
(a)	by delivering it to such Member in person; or

(b)	by sending it by letter mail or courier to such Member’s address in the Register of Members; or

(c)	(excluding a share certificate) by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose or by such other means as the Supervisory Board may decide and which are permitted by applicable laws or regulations and not prohibited by the Act; or

(d)	in accordance with Bye-law 26.3.
26.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more Persons, be given to whichever of such Persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

26.3	Each Member shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

26.4	Save as provided by Bye-laws 26.5 and 26.6, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, at the time when it was posted, delivered to the courier or transmitted by facsimile, electronic mail, or such other method as the case may be.

26.5	Notice delivered by letter mail shall be deemed to have been served 48 hours after the time on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States, or Bermuda.

26.6	In the case of information or documents delivered in accordance with Bye-law 26.3, service shall be deemed to have occurred when (i) the Member is notified in accordance with Bye-law 26.1 of the website posting; and (ii) the information or document is published on the website.

26.7	The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Supervisory Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or relevant stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

26.8	If at any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each Person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post if at least five Clear Days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.
27.	Postponement or Cancellation of General Meeting

The Supervisory Board may postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to the Members in accordance with these Bye-laws.
28.	Attendance and Security at General Meetings
28.1	If so permitted by the Supervisory Board or the chairman in relation to a general meeting, members may participate in such general meeting by such electronic means as permit all Persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

28.2	The Supervisory Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Supervisory Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a Person who refuses to comply with any such arrangements, requirements or restrictions.

29.	Quorum at General Meetings
29.1	Except as otherwise provided by the Act or these Bye-laws, at any general meeting two or more Persons present in person at the start of the meeting and having the right to attend and vote at the meeting and holding or representing in person or by proxy at least 50 per cent plus one voting share of the total issued voting shares in the Company at the relevant time shall form a quorum for the transaction of business.

29.2	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the CEO may determine. If the meeting shall be adjourned to the same day one week later or the CEO shall determine that the meeting is adjourned to a specific date, time and place, it shall not be necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the CEO shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws. A meeting may not be adjourned under this Bye-law 29.2 to a day which is more than 90 days after the day originally appointed for the meeting.
30.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the chairman of the Supervisory Board, if there be one, shall act as chairman at all meetings of the Members at which such person is present. If there is no such chairman, or if at any meeting the chairman is not present within 15 minutes after the time appointed for holding the meeting, the Directors present shall appoint one of their number who is willing to act as chairman or, if only one Director is present, he shall act as chairman, if willing to act. If none of the Directors present is willing to act as chairman, the Director or Directors present may appoint any other Officer who is present and willing to act as chairman. In default of any such appointment, the Persons present and entitled to vote shall elect any Officer who is present and willing to act as chairman or, if no Officer is present or if none of the Officers present is willing to act as chairman, one of their number to be chairman.
31.	Voting on Resolutions
31.1	Subject to the Act and these Bye-laws, a resolution may only be put to a vote at a general meeting of the Company or of any class of Members if:
(a)	it is proposed by or at the direction of the Supervisory Board;

(b)	it is proposed at the direction of a court;

(c)	it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with, the relevant provisions of the Act or these Bye-laws provided that any such resolution concerning the subject matter addressed in Bye-laws 39, 40, 41, 42, 43, 44, 45, 46,

51.2, 51.3, 51.4, 56 or 83 which has not been authorised or recommended by the Supervisory Board or is otherwise in contravention of these Bye-laws shall require a resolution of the Company passed by Members representing not less than 66.66 per cent of the total voting rights of the Members who (being entitled to do so) vote in person or by proxy on the resolution; or

(d)	the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.
31.2	Subject to the Act and to the Bye-laws specified below:
(a)	16.5 (Whitewash for Mandatory Offers);

(b)	31.1(c) (Approval of certain resolutions requisitioned by Members);

(c)	42.2 (Cumulative voting for Directors);

(d)	51.3(f) (Voting at Special Election General Meetings);

(e)	55.4(c) (Fundamental Transactions involving the Company);

(f)	56.3 (M&A Transactions); and

(g)	83 (Changes to the Bye-laws)
any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a simple majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.
31.3	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls or other sums presently payable on all shares held by such Member.

31.4	No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting. At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

31.5	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.
32.	Voting on a Poll Required

32.1	Notwithstanding anything in these Bye-laws to the contrary, at any meeting of the Members a resolution put to the vote of the meeting shall, in each instance, be voted upon by a poll. Except where Cumulative Voting applies, every Person present at a meeting of the Members shall have one vote for each share of which such Person is the holder or for which such Person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by electronic means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A Person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

32.2	A poll for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such time and in such manner during such meeting as the chairman of the meeting may direct.

32.3	Each Person physically present and entitled to vote shall be furnished with a ballot paper on which such Person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken. Each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each Person present by telephone, electronic or other communications facilities or means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Persons appointed by the chairman for the purpose or an independent scrutineer at the chairman’s discretion. The result of the poll shall be declared by the chairman.
33.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.
34.	Instrument of Proxy
34.1	A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in such form as the Supervisory Board may determine from time to time; or (b) such telephonic, electronic or other means as may be approved by the Supervisory Board from time to time.

34.2	The appointment of a proxy or a corporate representative in relation to a particular meeting shall, unless the contrary is stated, be valid for any adjournment of the meeting.

34.3	A Member may appoint one or more standing proxies, with or without the power of substitution, or (if a corporation) one or more standing representatives by delivery to the Registered Office (or at such other place as the Supervisory Board may from time to time specify for such purpose) of evidence of such appointment(s). If a Member appoints more than one standing proxy or standing representative which appointments may allow the standing proxy or standing representative to vote generally or only in respect of a specified item of business, each appointment shall specify the number and class of shares held by the relevant Member in respect of which the standing proxy or standing representative has been appointed and any restrictions or limitations pursuant to which the standing proxy or standing representative is subject. The appointment of such a standing proxy or representative shall be valid for every general meeting and adjourned meeting until such time as it is revoked by notice to the Company or the Member ceases to be a Member, but:
(a)	the appointment of a standing proxy or representative may be made on an irrevocable basis and may be limited to any particular item or items of business or be unlimited and the Company shall recognise the vote or abstention of the proxy or representative given in accordance with the terms of such an appointment, to the exclusion of the vote of the Member, until such time as the appointment ceases to be effective in accordance with its terms;

(b)	(subject to Bye-law 34.3(a)) the appointment of a standing proxy or representative shall be deemed to be suspended at any meeting or poll taken at any meeting at which the Member is present or in respect of which the Member has specifically appointed another proxy or representative; and

(c)	the Supervisory Board may from time to time require such evidence as it deems necessary as to the due execution and continuing validity of the appointment of any proxy or representative and, if it does so, the appointment of the proxy or representative shall be deemed to be suspended until such time as the Supervisory Board determines that it has received the required evidence or other evidence satisfactory to it.
34.4	The appointment of a proxy must be received by the Company at the Registered Office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the Person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted may be treated as invalid. The Supervisory Board may waive any requirements as to the delivery of proxies, either generally or in any particular case.

34.5	Subject to Bye-law 34.10 and subject as mentioned in this Bye-law, an instrument or other form of communication appointing or evidencing the appointment of a proxy or corporate representative shall not be treated as valid until 24 hours after the time at which it, together with such evidence as to its due execution as the Supervisory Board may from time to time require, is delivered to the Registered Office (or to such other place or places as the Supervisory Board may from time to time specify for the purpose).

34.6	If the terms of appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the

Member who conferred such power. All the provisions of these Bye-laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutatis mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

34.7	The appointment of a proxy, whether a standing proxy or a proxy relating to a particular meeting, shall be deemed, unless the contrary is stated, to confer authority to vote on any amendment of a resolution and on any other resolution put to a meeting for which it is valid in such manner as the proxy thinks fit.

34.8	A vote given by proxy, whether a standing proxy or a proxy relating to a particular meeting, shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the appointment of the proxy or of the authority under which it was executed, unless notice of such death, insanity or revocation was received by the Company at the Registered Office (or at any other place as may be specified for the delivery of instruments or other forms of communication appointing or evidencing the appointment of proxies in the notice convening the meeting or in any other information sent to Members by or on behalf of the Supervisory Board in relation to the meeting) at least one hour before the commencement of the meeting or adjourned meeting at which the vote is given or by such later time as the Supervisory Board may decide, either generally or in any particular case.

34.9	Notwithstanding the preceding provisions of these Bye-laws, the Supervisory Board may decide, either generally or in any particular case, to treat an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative as properly delivered for the purposes of these Bye-laws if a copy or facsimile image of the instrument is sent by electronic means to the Registered Office (or to such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any other information sent by or on behalf of the Supervisory Board in relation to the meeting or adjourned meeting).

34.10	Subject to the Act, the Supervisory Board may also at its discretion waive any of the provisions of these Bye-laws relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative or any ancillary matter (including, without limitation, any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such verbal or other assurances as it thinks fit as to the right of any Person to attend and vote on behalf of any Member at any general meeting.

34.11	A Member who is the holder of two or more shares may appoint more than one proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of different shares.

34.12	A proxy need not be a Member.
35.	Representation of Corporate Member

35.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

35.2	A Member which is a corporation may, by written instrument, appoint more than one such authorised representative (with or without appointing any Persons in the alternative) at any such meeting provided that such appointment specifies the number of shares in respect of which each such appointee is authorised to act as representative, not exceeding in aggregate the number of shares held by the appointor and carrying the right to attend and vote at the relevant meeting.

35.3	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.
36.	Adjournment of General Meeting
36.1	The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

36.2	In addition, the chairman may adjourn the meeting to another time and place or sine die without such consent or direction, and whether or not a quorum is present, at the direction of the Supervisory Board (prior to or at the meeting) or if it appears to him that:
(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)	the unruly conduct of Persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.
36.3	Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

36.4	When a meeting is adjourned for three months or more or sine die, not less than ten Clear Days notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Except as expressly provided by these Bye laws, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting from which the adjournment took place.
37.	Written resolutions

Section 77A of the Act shall not apply to the Company.
38.	Directors’ Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.
DIRECTORS AND OFFICERS
39.	Composition of the Supervisory Board

The Supervisory Board shall consist of:
39.1	three Unaffiliated Directors; and

39.2	six Nominated Directors, three of whom shall be nominated by each Nominating Shareholder in accordance with Bye-law 40.
40.	Nominated Directors
40.1	At least six months prior to the proposed date of an annual general meeting, the Nominating Committee shall request nominations from each Nominating Shareholder for candidates to become Nominated Directors. Nominations of Nominated Directors shall be by notice to the Nominating Committee not less than 40 Clear Days before the proposed date of an annual general meeting and shall be signed by or on behalf of the relevant Nominating Shareholder and shall take effect on delivery to the Nominating Committee at the Registered Office or, if earlier, on service on the CEO.

40.2	Persons so nominated shall be put forward by the Nominating Committee to the Supervisory Board and shall be proposed by the Supervisory Board for election as Directors by the Members at the annual general meeting in question. For the avoidance of doubt, the Supervisory Board shall have no discretion to refuse to put forward for election any candidate so nominated.

40.3	If a Nominating Shareholder defaults in nominating any or all of its Nominated Directors as provided in Bye-law 40.1, the Nominating Committee shall select candidates to fill any vacant position(s) on that Nominating Shareholder’s behalf. These candidates shall be selected from those candidates identified to fill the position of Unaffiliated Director pursuant to Bye-law 41.1 and shall be the last candidate(s) to be eliminated as Unaffiliated Director candidates pursuant to the procedure set out in Bye-law 41.1. Any Directors so nominated shall, on election be considered Nominated Directors nominated by the Nominating Shareholder in default, subject to that Nominating Shareholder’s rights to remove and replace the such Nominated Director(s) at any time pursuant to Bye-laws 45.1 and 46.2.

41.	Unaffiliated Directors
41.1	At least six months prior to the proposed date of an annual general meeting, the Nominating Committee shall notify each Nominating Shareholder of the Nominating Committee’s intention to select candidates for the three Unaffiliated Directors. Each Nominating Shareholder may nominate up to three candidates. If, at that time, at least two of the Nominated Directors previously nominated by each Nominating Shareholder propose to the Nominating Committee that the three then-current Unaffiliated Directors each serve another term as a Director, and each Unaffiliated Director agrees to serve another term as a Director, then the Nominating Committee shall accept such recommendation. If such a proposal is not received from at least two of the Nominated Directors previously nominated by each Nominating Shareholder or if any then-current Unaffiliated Director does not so agree, the Nominating Committee shall engage a Search Consultant selected by the committee members to propose ten candidates who meet the candidate considerations set out in Bye-law 41.2 to become the three Unaffiliated Directors (which proposal shall include all then-current Unaffiliated Directors unless any Unaffiliated Director explicitly requests not to be considered for another term). Each Nominating Shareholder may propose up to three candidates to the Search Consultant but the Search Consultant shall not be required to include any such candidate in its proposal. As soon as possible after the Nominating Committee receives the Search Consultant’s proposal, it shall provide a copy of the proposal to the Supervisory Board and convene a meeting of the Nominating Committee at which one of the Nominated Directors previously nominated by each Nominating Shareholder shall also attend. The Nominating Committee shall remove three proposed candidates at the request of each Nominated Director (six candidates in the aggregate) in a process where each Nominated Director alternates in removing one candidate at a time, and continuing sequentially until up to six candidates have been eliminated (and the Nominating Shareholders shall alternate, in even and odd numbered calendar years, in having their Nominated Director select the first candidate to be removed). The Nominating Committee shall then select three candidates from the remaining list of four candidates as its recommendation to the Supervisory Board and who shall be proposed by the Supervisory Board for election as the three Unaffiliated Directors at the annual general meeting. For the avoidance of doubt, the Supervisory Board shall have no discretion to refuse to put forward for election any candidate so nominated by the Nominating Committee.

41.2	Unless otherwise specified, each item listed below shall be a requirement for an Unaffiliated Director candidate selected by the Search Consultant:
(i)	Unaffiliated;

(ii)	Fluency in English;

(iii)	Ability and willingness to travel to attend Supervisory Board meetings on a regular basis;

(iv)	Ability and willingness to serve on the Nominating Committee, the Audit Committee, the Compensation Committee and any other committee of the Supervisory Board;

(v)	Ability and willingness to serve as chairman of the Supervisory Board; and

(vi)	Experience in telecommunications is a plus, but not a requirement.
41.3	Up to and until the end of the first fiscal year in which the Group derives more than 33 per cent of its consolidated revenue from sources outside Russia and Ukraine, (a) at least 6 of the Unaffiliated Director candidates selected by the Search Consultant shall be required to meet the criteria specified in item (i) below and of those candidates, at least 4 must also be conversant in Russian, and (b) at least 6 of the Unaffiliated Director candidates selected by the Search Consultant shall be required to meet the criteria specified in item (ii) below:
(i)	Meaningful experience in Russia, Ukraine or countries in the CIS where the Company is operational and preferably other emerging markets (as a senior executive or as a director); and

(ii)	Experience as a senior executive or director in a large, publicly traded international company (with annual revenues exceeding US$3 billion) that is listed in Western Europe, North America, Japan, Singapore, Hong Kong or Australia.
41.4	No Member, nor any Director nominated by it, shall commence any Action in respect of, or otherwise challenge, any proposal from the Search Consultant identifying candidates for election as Unaffiliated Directors on the basis of a claim that one or more of the candidates identified in such proposal do not meet the applicable criteria specified in Bye-law 41.2.

41.5	Subject to Bye-law 41.2, in addition to the candidates submitted to the Nominating Committee pursuant to Bye-law 41.1, during the period commencing six months after the immediately preceding annual general meeting (the “Advance Notice Date”) and ending nine months after such meeting date, an Eligible Shareholder may suggest one, and not more than one, candidate for consideration as an Unaffiliated Director to the Nominating Committee in accordance with this Bye-law 41.5. The Nominating Committee shall not be required to consider any candidate proposed pursuant to this Bye-law 41.1 unless such candidate satisfies the candidate considerations set out in Bye-law 41.2 and would, if elected to the Supervisory Board, constitute an Unaffiliated Director. Notwithstanding any such candidate’s compliance with the candidate considerations set out in Bye-law 41.2, the Nominating Committee shall not be obliged to include any such candidate among those it puts forward to the Supervisory Board for proposal to the Members. Any such recommendations that, in the opinion of the Nominating Committee, satisfy the candidate considerations set out in Bye-law 41.2, shall be provided to the Search Consultant for inclusion in the Search Consultant’s list of proposed candidates to become an Unaffiliated Director.

41.6	A maximum of two candidates suggested by Eligible Shareholders shall be considered by the Nominating Committee. If the Nominating Committee receives more than two suggested candidates from Eligible Shareholders in compliance with these Bye-laws, then the two candidates to be considered shall be determined by the size (from largest to smallest) of the Beneficial Ownership of the suggesting Eligible Shareholders of voting shares in the Company as at the Advance Notice Date.

41.7	Bye-law 41.5 provide the exclusive method for Members (other than Nominating Shareholders and their Affiliates) to suggest candidates for Unaffiliated Directors to the Nominating Committee.

41.8	Persons recommended by the Nominating Committee to become the three Unaffiliated Directors in accordance with this Bye-law 41 shall be proposed by the Supervisory Board for election as Unaffiliated Directors by the Members at the annual general meeting.
42.	Election of Directors
42.1	The Directors shall be elected at each annual general meeting of the Company.

42.2	All Directors shall be elected by Cumulative Voting. By way of illustration only, if there were ten candidates proposed to the Members at a general meeting for election as Directors but only nine available Director positions, a Member holding 100 voting shares would be entitled to apportion 900 votes among the ten candidates, and the nine candidates achieving the highest number of votes of all the voting Members would be elected to the Supervisory Board.

42.3	A Director shall (unless he is removed from office or his office is vacated in accordance with these Bye-laws) hold office until the next following annual general meeting in accordance with these Bye-laws.

42.4	Unless otherwise required by the Act, at any general meeting where the election of Directors is presented to the Members, the Nominating Shareholders shall not propose more candidates to the Members than there are available Director positions to be filled.

42.5	Subject to the right of:
(a)	any number of Members representing not less than one-twentieth of the total voting rights of all the Members, or

(b)	not less than one hundred Members,
acting in accordance with the Act, to nominate any Person as an Unaffiliated Director at a general meeting, no other Person shall be appointed a Director unless such Person is proposed by the Supervisory Board based on the Nominating Committee’s recommendation.

42.6	All Directors, upon election or appointment (but not on re-appointment), must provide written acceptance of their appointment, in such form as the Supervisory Board may think fit, by notice in writing to the Registered Office within 30 days of their appointment.

43.	No Share Qualification

A Director shall not be required to hold any shares in the capital of the Company by way of qualification. A Director who is not a Member shall nevertheless be entitled to attend and speak at general meetings and at any separate meeting of the holders of any class of shares in the capital of the Company
44.	Alternate Directors
44.1	Any Director nominated by a Nominating Shareholder may appoint another Director nominated by such Nominating Shareholder to act as a Director in the alternative to himself by notice in writing to the Registered Office. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

44.2	An Alternate Director shall be entitled to receive notice of all meetings of the Supervisory Board and committees of the Supervisory Board of which the appointing Director is a member and to attend and vote at any such meeting at which the Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director.

44.3	An Alternate Director shall cease to be such if the Director for whom he was appointed to act as a Director in the alternative ceases for any reason to be a Director, but he may be re-appointed by the Supervisory Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.
45.	Removal of Directors
45.1	Each Nominating Shareholder shall be entitled, by written notice to the Company from time to time, to remove any Nominated Director nominated by such Nominating Shareholder. Any such notice shall be signed by the remover and shall take effect on delivery to the Registered Office or, if earlier, on service on the CEO. Any vacancy in the Supervisory Board caused by any such removal may be filled in accordance with Bye-law 46.2.

45.2	An Unaffiliated Director may be removed at any time and for any reason prior to the expiration of such Director’s period of office by a resolution of the Supervisory Board passed or approved by the three Nominated Directors nominated by each Nominating Shareholder. To the extent permitted thereby, the provisions of the Act relating to removal of any Director by the Members shall not apply to the Company.
46.	Vacancy in the Office of Director
46.1	The office of Director shall be vacated if the Director:
(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies;

(d)	resigns his office by notice to the Company; or

(e)	on his term of office expiring.
46.2	Each Nominating Shareholder shall have the power to appoint any person as a Nominated Director to fill a vacancy on the Supervisory Board occurring as a result of the death, disability, disqualification, removal or resignation of any Nominated Director nominated by such Nominating Shareholder. Any such appointment shall be by notice to the Company and shall be signed by or on behalf of the appointor and shall take effect on delivery to the Registered Office or, if earlier, on service on the CEO.

46.3	If the office of an Unaffiliated Director is vacated as a result of the death, disability, disqualification, removal or resignation of such Unaffiliated Director, the remaining members of the Nominating Committee shall work with a Search Consultant to identify and select as promptly as practical a candidate who satisfies the candidate considerations set out in Bye-law 41.2 to serve as an Unaffiliated Director. The Supervisory Board may then appoint any such candidate as an Unaffiliated Director; provided that such appointment shall require the affirmative vote of at least three of the Directors nominated by each Nominating Shareholder and such candidate shall satisfy the criteria in Bye-law 41.2.

46.4	Any person appointed by a Nominating Shareholder or the Supervisory Board to fill a vacancy occurring as a result of the death, disability, disqualification, removal or resignation of a Director shall hold office only until the next annual general meeting of the Company but shall be eligible for re-election.
47.	Remuneration of Directors
47.1	The amount of any fees payable to Directors shall be determined by the Supervisory Board upon the recommendation of the Compensation Committee and shall be deemed to accrue from day to day. Directors who are also employees of a Group Company shall not be paid any such fees by the Company in addition to their remuneration as an employee.

47.2	Any Director who serves on any committee, or who, at the request of the Supervisory Board, goes or resides abroad, makes any special journey or otherwise performs services which in the opinion of the Supervisory Board are outside the scope of the ordinary duties of a Director, may be paid such remuneration by way of salary, commission or otherwise as the Supervisory Board may determine in addition to or in lieu of any fee payable to him for his services as Director pursuant to these Bye-laws.

47.3	The Company shall repay to any Director all such reasonable expenses as he may properly incur in the performance of his duties including attending meetings of the Directors or of any committee of the Directors or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in or about the business of the Company.

47.4	Without prejudice to the generality of the foregoing, the Directors may exercise all the powers of the Company to establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any individuals who are or were at any time in the employment or service of or who are or were at any time directors or officers of the Company, any Subsidiary or Affiliate of the Company or any Person which is in any way allied to or associated with the Company or any Subsidiary or Affiliate of the Company and the families and dependants of any such individuals, and also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company, any such Subsidiary or Affiliate or any such other Person, or of any such individuals as aforesaid, and, subject to the Act, make payments for or towards the insurance of any such individuals as aforesaid, and do any of the matters aforesaid either alone or in conjunction with any such other Person.
48.	Defect in Appointment of Director

All acts done in good faith by the Supervisory Board, any Director, a member of a committee appointed by the Supervisory Board, any person to whom the Supervisory Board may have delegated any of its powers or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.
49.	Register of Directors and Officers

The Supervisory Board shall cause to be kept in one or more books at the Registered Office a register of directors and officers and shall enter therein the particulars required by the Act.
50.	Governance Structure
50.1	The governance of the Company shall comprise:
(a)	the Supervisory Board elected by the Members in accordance with these Bye-laws;

(b)	the CEO appointed by the Supervisory Board in accordance with these Bye-laws;

(c)	the Management Board appointed by the CEO, subject to the approval of the Supervisory Board, in accordance with these Bye-laws; and

(d)	Senior Executives appointed by the CEO, subject to the approval of the Supervisory Board, in accordance with these Bye-laws.

51.	Appointment of Chairman, CEO, Officers and Secretary
51.1	The chairman of the Supervisory Board shall be Unaffiliated (except with respect to any prior service on the Supervisory Board) and shall be selected by the Supervisory Board. If no Unaffiliated Director is willing to serve as chairman of the Supervisory Board, any Director nominated by a Nominating Shareholder shall be selected by the Supervisory Board. The chairman of the Supervisory Board shall not have a casting vote.

51.2	The CEO shall be selected as follows. The Compensation Committee shall select and engage on commercially reasonable terms a Search Consultant which shall identify and present to the Compensation Committee a proposal for a maximum of five candidates for CEO who meet the applicable candidate considerations set out in Bye-law 51.4. Any Director may suggest candidates to the Search Consultant for inclusion in the proposal to the Compensation Committee, although the Search Consultant shall not be required to include any such candidate in its proposal. The Compensation Committee’s goal shall be the unanimous selection of a single candidate to recommend to the full Supervisory Board. If the Compensation Committee is unable unanimously to agree on a single candidate, the Compensation Committee shall reduce the list to a maximum of two candidates, with at least one candidate supported by each Nominating Shareholder, for recommendation to the full Supervisory Board. The CEO shall be appointed by the Supervisory Board from among these candidates in accordance with Bye-law 51.3. The CEO may be removed by the affirmative vote of at least six Directors.

51.3	Any vote of the Supervisory Board to approve the appointment of the CEO shall be determined as follows:
(a)	if any two Directors have so requested at the start of the relevant Supervisory Board meeting, the vote in relation to the appointment of a CEO must take place by way of secret ballot;

(b)	if the Supervisory Board is considering only one CEO candidate, six or more Directors must vote in favor of approving the appointment of such candidate, whereupon such candidate shall be appointed as CEO by the Supervisory Board;

(c)	if the Supervisory Board is considering two CEO candidates, the candidate receiving six or more affirmative votes of all Directors present and voting shall be appointed as the CEO by the Supervisory Board;

(d)	if no candidate receives six or more affirmative votes, (i) the chairman of such Supervisory Board meeting shall cause another vote to be taken in respect of the approval of such candidate(s) one hour after completion of the first vote, (ii) if following such vote no candidate has received six affirmative votes, each Nominating Shareholder (acting through its chief executive officer or such other person nominated by the Nominating Shareholder) shall, during the week immediately following the second vote meet and confer concerning candidates for the CEO position and (iii)

a third vote shall be taken at the same location as the previous Supervisory Board meeting one week after the second vote. If, after such second or third vote, a candidate has received six or more affirmative votes, the candidate so elected shall be appointed as the CEO by the Supervisory Board;

(e)	if following the completion of the process specified in Bye-laws 51.3(a) to (d) no such candidate is elected and appointed as CEO by the Supervisory Board and the then current CEO is still acting as the CEO, the Company shall offer to the then current CEO the opportunity to serve for one more year on such reasonable terms and conditions as may be agreed between the Company and the then current CEO; provided that an extension of the CEO’s term of service pursuant to this Bye-law shall not occur more than once sequentially. If the then current CEO agrees to serve for such further one year period, a search for a new CEO shall be commenced immediately in accordance with Bye-law 51.2; and

(f)	if (i) there is no then current CEO (due to death, disability, resignation, removal or otherwise), (ii) the then current CEO has not accepted, within twenty Business Days following the latest Supervisory Board vote specified in Bye-law 51.3(d) above, to serve for a further one year period or (iii) an extension of the CEO’s term of service is not permitted due to the CEO having already served for a further one year period, the Unaffiliated Director who is a member of the Compensation Committee shall immediately and without any further action by any Person cease to be a member of the Compensation Committee and the Supervisory Board shall convene a general meeting as soon as practicable to select one of the three then current Unaffiliated Directors as a member of the Compensation Committee (a “Special Election General Meeting”). At the Special Election General Meeting, on a single vote to select between the candidates, the Unaffiliated Director receiving the highest number of affirmative votes of those Members who (being entitled to do so) vote in person or by proxy in such Special Election General Meeting shall be selected as the member of the Compensation Committee. Following the election at a Special Election General Meeting and appointment of an Unaffiliated Director as a member of the Compensation Committee, if both of the two candidates for CEO who had been previously proposed to and considered by the Supervisory Board in accordance with Bye-laws 51.2 and 51.3(c) are still under consideration, a meeting of the Compensation Committee shall be held as soon as practicable at which such candidates shall be considered by the Compensation Committee. The candidate receiving two or more affirmative votes of members of the Compensation Committee present and voting shall be appointed as the CEO without the need for any further consideration, approval or determination by the Supervisory Board or any other Person. If no such candidate receives two affirmative votes of members of the Compensation Committee, the selection process shall be re-commenced as soon as practicable in accordance with Bye-law 51.2. If, following the election at a Special Election General Meeting of an Unaffiliated Director as a member of the Compensation Committee, either or both of the two candidates for CEO who have been previously proposed to and considered by the Supervisory Board in accordance with Bye-laws 51.2 and 51.3(c) are no longer under consideration, then the selection process shall be re-commenced as soon as practicable in accordance with Bye-laws 51.2 and 51.3(a) to (d); provided that if following the completion of such process, no CEO has been selected, a meeting of the Compensation Committee shall be held as soon as practicable at which such candidates shall be considered by the Compensation Committee. The candidate receiving two or more affirmative votes of members of the Compensation Committee present and voting shall be appointed as the CEO.
51.4	Each item listed below shall be a requirement for a CEO candidate selected by the Search Consultant:
(a)	Unless otherwise agreed by the Nominating Shareholders, Unaffiliated;

(b)	Fluency in English;

(c)	If not then resident in the Netherlands, ability and willingness to relocate immediately to the Netherlands;

(d)	Meaningful experience as a senior executive in emerging markets with a preference for experience in Russia, Ukraine, or countries in Central and Eastern Europe;

(e)	Meaningful experience as a senior executive in a large international company (with annual revenues exceeding US$3 billion);

(f)	Experience in telecommunications or consumer goods is a plus, but not a requirement;

(g)	Ability to travel extensively on business;

(h)	Russian language capability is a plus but not a requirement; provided that, following the end of the first fiscal year in which the Group derives not less than 67 per cent of its consolidated revenue from sources inside Russian and Ukraine, this requirement shall not apply; and

(i)	General qualities expected of a CEO, including leadership, experience, communication and other skills.
51.5	The Supervisory Board may appoint such Officers (who shall not be permitted to be Directors) as the Supervisory Board may determine. The CEO shall have exclusive authority to identify and recommend to the Supervisory Board for the Supervisory Board’s ratification the Company’s Senior Executives.

51.6	The Secretary and (if relevant) Resident Representative shall be appointed by the Supervisory Board from time to time.
52.	Duties and Remuneration of Officers and Senior Executives

52.1	The Officers and Senior Executives shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Supervisory Board or Management Board from time to time.

52.2	The Officers and Senior Executives shall receive such remuneration as the Supervisory Board may determine.
53.	Duties and Remuneration of the Secretary
53.1	The duties of the Secretary shall be those prescribed by the Act, together with such other duties as shall from time to time be prescribed by the Supervisory Board.

53.2	A provision of the Act or these Bye-laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same Person acting both as Director and as, or in the place of, the Secretary.

53.3	The Secretary shall receive such remuneration as the Supervisory Board may determine.
54.	Powers and Committees of the Supervisory Board
54.1	The Supervisory Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in a general meeting or delegated to the Management Board or the CEO.

54.2	Subject to these Bye-laws, the Supervisory Board may delegate to any company, firm, person, or body of persons any power of the Supervisory Board (including the power to sub-delegate). The Supervisory Board may appoint by power of attorney of any company, firm, person or body of persons, whether nominated directly or indirectly by the Supervisory Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Supervisory Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Supervisory Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney.

54.3	The Supervisory Board shall establish and maintain:
(a)	a Nominating and Corporate Governance Committee the (“Nominating Committee”) which shall comprise three Unaffiliated Directors from time to time and shall be responsible for coordinating the selection process for candidates to become Directors and recommending such candidates to the Supervisory Board;

(b)	an Audit Committee, which (i) shall comprise three Directors, one of whom shall be appointed by each Nominating Shareholder and one of whom shall be an Unaffiliated Director, all of whom shall satisfy the requirements of Rule 10A-3 under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as in effect from time to time (“Rule 10A-3”), and which shall have the authority required by Rule 10A-3, including responsibility for the appointment, compensation, retention and oversight of the Auditor, establishing procedures for addressing complaints related to accounting or audit matters and engaging necessary advisors;

(c)	a Compensation Committee, which shall comprise three Directors, one of which shall be appointed by each Nominating Shareholder and one of which shall be an Unaffiliated Director and shall be responsible for (i) approving the compensation of the Group’s directors, officers and employees, the Group’s employee benefit plans and equity compensation plans, and any contract relating to a Group Company director, officer or shareholder, their respective family members or Affiliates; and (ii) selecting and nominating a CEO; and

(d)	if agreed to by the Supervisory Board, a Financial Committee, which shall comprise three Directors, one of which shall be appointed by each Nominating Shareholder and one of which shall be an Unaffiliated Director and shall be responsible for reviewing financial transactions, policies, strategies and the Group’s capital structure.
54.4	All committee members shall be Directors who are elected or confirmed by the Supervisory Board annually. The committees shall adopt and operate on the basis of publicly available, written committee charters adopted by the Supervisory Board that meet the NYSE’s requirements for such a committee (with any amendments thereto approved by the affirmative vote of any six Directors). Each committee’s authority shall be to provide recommendations to the full Supervisory Board on the respective matters delegated to such committee. The quorum for any meeting of a committee shall be two members of such committee, and the affirmative vote of two members of a committee must approve matters before such committee.
55.	Authority Matrix
55.1	Subject to the Act and these Bye-laws, the Supervisory Board shall ensure that the business of the Company shall be managed by the CEO and the Management Board. The following actions shall require the approval of the Supervisory Board:
(a)	the approval of the Business Plan and, subject to and in accordance with Bye-law 81, the Headquarters Budget;

(b)	the approval of M&A Transactions, subject to and in accordance with Bye-law 56;

(c)	the acquisition or construction of a capital asset not included in the Business Plan if the total expenditures by a Group Company would exceed the Authority Threshold;

(d)	any suspension, cessation or abandonment of any activity which exceeded the Authority Threshold in revenues for the most recent fiscal year;

(e)	any Group Company’s exit from or closing of a business or business segment, or a down-sizing, reduction in force or streamlining of any operation, that results in cash expenditures outside the ordinary course of business for which the aggregate cash expense would exceed the Authority Threshold for any such projects or series of related projects;

(f)	any Fundamental Transaction;

(g)	any sale of all or substantially all of the assets of any Group Company;

(h)	any financing transaction that exceeds the Authority Threshold between two or more Group Companies where one or more of the companies is not wholly-owned (directly or indirectly) by the Company;

(i)	any organisational or reporting changes to the management structure of the Company;

(j)	any Group Company incurring or guaranteeing any debt in an amount greater than the Authority Threshold;

(k)	any Group Company providing a guarantee of indebtedness or granting security in respect of indebtedness, in each case in an amount greater than the Authority Threshold;

(l)	the payment of any dividends by a Group Company other than (1) dividends paid by a Group Company which is wholly-owned (directly or indirectly) by the Company or (2) preferred dividends required by law or by the charter of such Group Company;

(m)	except for issues of shares, or interest in shares, in connection with employee compensation awards (which authority shall be delegated to the Compensation Committee), the issue or repurchase of any shares in the Company or securities convertible or exchangeable into shares or interests in shares of the Company, or the right to subscribe for any shares or securities of the Company, as well as the issue or repurchase of other forms of security of the Company;

(n)	any change in the authorised or issued share capital of any Group Company if as a result of such change the shareholding of any person not forming part of the Group increases;

(o)	the approval of the audited accounts of any Group Company;

(p)	the appointment of the auditors of any Group Company (other than the Company);

(q)	the entry into any contract (whether by renewal or otherwise) or group of related contracts by any Group Company with a value, or requiring aggregate payments to or from that Group Company, in excess of the Authority Threshold;

(r)	the entry into or continuation of any Related Party Agreement by any Group Company subject to any additional requirements for disinterested director approval under applicable Law and in accordance with Bye-law 59.1;

(s)	the approval, amendment or variation of the Group’s exchange rates, hedging or futures policy to the extent that the Company’s chief financial officer has determined such approval, amendment or variation could, in aggregate, have a financial impact on the Group in excess of the Authority Threshold in any financial year;

(t)	any Group Company’s initiation of any litigation, claim, arbitration or other legal matter that the Supervisory Board or Management Board believes is material to the reputation or operations of the Group or is expected at the time of initiation to result in counterclaims or a series of counterclaims exceeding the Authority Threshold;

(u)	the settlement by the Group of any action, suit, claim or proceeding, including any investigation by a governmental authority, that would impose any material restrictions on the operations of the Group, or pursuant to which the amount to be paid by the Group, together with any other related expected financial impact, exceeds US$10 million per matter or series of related matters;

(v)	any Group Company’s entry into any lease obligation wherein the present value of the aggregate lease obligation as estimated by the CEO is greater than the Authority Threshold;

(w)	any Group Company’s entry into a transaction that is not specifically contemplated in the Business Plan involving the purchase, sale, lease or other acquisition or disposition of interests in land, buildings, fixtures, machinery, equipment and appurtenances in any case for consideration that exceeds the Authority Threshold in any transaction or series of related transactions;

(x)	any Group Company’s incurrence of incremental Indebtedness in an aggregate principal amount of greater than US$50 million per transaction (whether in the form of one or a series of related closings or transactions), other than under existing credit facilities previously approved by the Supervisory Board;

(y)	the entry into any management contract (whether by renewal or otherwise) by, or in relation to, any Group Company’s chief executive functions;

(z)	the appointment, re-appointment or early termination of the employment of the CEO or any other Senior Executive;

(aa)	any amendments to the delegation of authority to the CEO and approval of delegations of authority to any Officer;

(bb)	the voting of shares of any Group Company in respect of an election of directors of such company or in respect of any matter referred to in this Bye-law 55.1 which is to be undertaken by a Group Company;

(cc)	except in respect of ordinary course, routine matters, the issuing of instructions to the CEO for voting or taking other Company action, in person or by proxy, at any meeting of shareholders (or with respect to any action of such shareholders) of any other corporation or entity in which the Group may hold securities and any exercise of rights and powers which the Group may possess by reason of its ownership of securities of such other corporation or entity;

(dd)	the approval of any matter to be submitted to the Members for a vote;

(ee)	the employment of such accountants, lawyers, investment bankers, consultants, independent contractors and other advisors; the execution and delivery of such papers, documents and instruments; the payment of such fees and other amounts; and the doing of such acts, in each case as determined to be necessary or desirable in furtherance of the exercise of the Supervisory Board’s authority;

(ff)	the appointment or termination of members of the Supervisory Board to committees of the Supervisory Board and the delegation of the Supervisory Board’s authority to such committees, subject to the requirements of these Bye-laws; and

(gg)	the refusal to register the transfer of any shares that were attempted to be transferred in violation of these Bye-laws.
55.2	Other than those actions that require the approval of the Supervisory Board or the Members as set out in this Bye-law 55, or as otherwise required by the Act or by applicable Law, the Supervisory Board shall delegate power to the Management Board (and shall have no authority or discretion to do otherwise) so that the Management Board has the authority to take the following actions, among others, without the approval of the Supervisory Board or the Members:
(a)	in respect of any item described in Bye-law 55.1 that is limited to matters exceeding the Authority Threshold, the Management Board shall have authority to take action in respect of each such matter to the extent that the Management Board determines in good faith that the maximum amount of any Group Company’s obligation or liability is limited to, or is not expected to exceed, the Authority Threshold;

(b)	any M&A Transaction that is specifically included in the Business Plan, or any other M&A Transaction with an aggregate value, when combined with all other such M&A Transactions approved by the Management

Board without Supervisory Board consent during any fiscal year, of less than the Authority Threshold;

(c)	any Group Company’s entry into ordinary course transactions permitted under existing credit, loan, debt or other borrowing facilities previously approved by the Supervisory Board, including borrowings and repayments of principal and interest, including (i) draw-downs under existing revolving credit facilities, (ii) accelerated, unscheduled or other non-mandatory payments or pre-payments of principal or interest, and (iii) issuances of letters of credit and other credit enhancement or performance bonds or securities;

(d)	any Group Company’s grant of liens in, and other pledges of collateral to secure, any indebtedness which is approved by the Supervisory Board or is under the authority granted to the Management Board as described above;

(e)	any Group Company’s incurrence of indebtedness in an aggregate principal amount of US$50 million or less per transaction (whether in the form of one or a series of related closings or transactions), other than under existing credit facilities previously approved by the Supervisory Board;

(f)	any Group Company’s making of non-material changes to existing credit approved by the Supervisory Board or under the authority granted to the Management Board as described above;

(g)	actions required to be taken in order for a Group Company to obtain or maintain all governmental approvals, licenses and permits;

(h)	the settlement by the Group of any action, suit, claim or proceeding, including any investigation by a governmental authority, that would not impose any material restrictions on the operations of the Group, or pursuant to which the amount to be paid by the Group, together with any other related expected financial impact, is not expected to exceed US$10 million per matter or series of related matters. This authorisation shall not extend to matters which are subject to an internal investigation being coordinated by the Supervisory Board or a committee of the Supervisory Board or impacting any Director in his personal capacity;

(i)	any Group Company’s entry into contracts for the purchase or lease of goods and services for use in the ordinary course of business (so long as in the ordinary course of business and consistent with past practice), except where the counterparty to any such contract is a director or officer of the Group or to their respective family members or Affiliates;

(j)	voting and otherwise taking action on behalf of the Company, in person or by proxy, at any meeting of shareholders (or with respect to any action of such shareholders) of any other corporation or entity in which a Group Company may hold securities and otherwise exercise any and all rights and powers which the Group may possess by reason of its ownership of securities of such other corporation or entity, acting in accordance with the instructions of the Supervisory Board, to the extent required by Bye-law 55.1;

(k)	the delegation (including authority to sub-delegate and re-delegate) of any authority of the Management Board set out in these Bye-laws to any officer or employee or agent of a Group Company, or to any team, committee or other group that includes such officers or employees or agent;

(l)	the employment of such accountants, lawyers, investment bankers, consultants, independent contractors and other advisors; the execution and delivery of such papers, documents and instruments; the payment of such fees and other amounts; and the doing of such acts, in each case as determined to be necessary or desirable in furtherance of the exercise of the Management Board’s authority; and

(m)	such other ordinary course of business activities as are customarily within the authority of a management board and are not reserved for the Supervisory Board or a committee of the Supervisory Board and such other authority as is delegated to the Management Board by the Supervisory Board or any committee of the Supervisory Board from time to time.
55.3	Unless otherwise specified in these Bye-laws or as otherwise required by applicable Law or a specific grant of authority by the CEO to a Senior Executive or Officer or pursuant to a resolution of the Management Board passed in accordance with Bye-law 59, the Management Board delegates power to the CEO as the chairman of the Management Board pursuant to resolutions of the Management Board passed in accordance with Bye-law 63.

55.4	In addition to those matters required by applicable Law or the NYSE’s rules, the following actions shall require the approval of a simple majority (unless a higher approval threshold is specifically stated in these Bye-laws) of the votes cast at a general meeting:
(a)	subject to Bye-law 83, any amendment to, or revision of, these Bye-laws or a change in the Company’s legal name, each of which shall require a Special Resolution;

(b)	any change in the authorised share capital of the Company, including the creation of a new class of shares which are preferred in respect of voting, dividend or return of capital to the Common Shares;

(c)	any merger, consolidation, amalgamation, conversion, reorganisation, scheme of arrangement, dissolution or liquidation involving the Company, which shall require a Special Resolution (in addition to any approval that may be required pursuant to Bye-law 55.4(d) in respect of an M&A Transaction that is also a Fundamental Transaction involving the Company);

(d)	any M&A Transaction for which shareholder approval is contemplated by Bye-law 56;

(e)	any sale of all or substantially all of the Company’s assets;

(f)	any issue of securities of the Company that requires shareholder approval under the NYSE rules (including the NYSE rules regarding any equity issue (i) to a related party in excess of 1 per cent or 5 per cent (as applicable) of the number of shares or voting power outstanding, (ii) of 20 per cent or more of the voting power or of the shares outstanding unless such equity issue is carried out through a public offering for cash or a bona fide private financing (as such term is defined in the NYSE rules) or (iii) that will result in a change of control of the Company);

(g)	any consolidation or sub-division of the Company’s shares;

(h)	the appointment of the Auditor;

(i)	loans to any Director, which will be subject to the Act; and

(j)	the discontinuance of the Company to a jurisdiction outside Bermuda pursuant to the Act, which shall require a Special Resolution.
56.	M&A Transactions
56.1	The CEO shall have exclusive authority to identify, negotiate and propose to the Supervisory Board M&A Transactions.

56.2	Except as otherwise required by applicable Law or the NYSE’s rules, the vote necessary to approve any M&A Transaction shall be determined as follows:
(a)	If five or more Directors vote to approve an Unrelated M&A Transaction, such Unrelated M&A Transaction shall be approved by the Supervisory Board. If five or more Directors vote against the approval of an Unrelated M&A Transaction, such Unrelated M&A Transaction shall not proceed and no further action shall be taken in respect of such transaction.

(b)	If fewer than five Directors vote to approve an Unrelated M&A Transaction, and if fewer than five Directors vote against the approval of an Unrelated M&A Transaction, then:
(i)	where the Target has an Enterprise Value of less than US$200 million, the Unrelated M&A Transaction shall not proceed and no further action shall be taken in respect of such transaction; and

(ii)	where the Target has an Enterprise Value equal to or greater than US$200 million, the approval of the Unrelated M&A Transaction will require an affirmative vote by the Members to approve such Unrelated M&A Transaction in accordance with Bye-law 56.3, unless five or more Directors vote against a motion to call a special general meeting for the purpose of seeking approval of such Unrelated M&A Transaction, in which case, the Unrelated M&A Transaction shall not proceed and no further action shall be taken in respect of such transaction; and

(c)	If six or more Directors vote to approve a Related M&A Transaction, such Related M&A Transaction shall be approved by the Supervisory Board. If fewer than six Directors vote to approve the Related M&A Transaction, such Related M&A Transaction shall not proceed and no further action shall be taken in respect of such transaction.
56.3	If an M&A Transaction requires the approval of Members in accordance with this Bye-law or otherwise under applicable Law or the NYSE’s rules, the following quorum requirements and voting thresholds shall apply:
(a)	If the Target has an Enterprise Value equal to or greater than US$200 million but less than US$500 million:
(i)	a simple majority of the votes cast at the meeting must vote to approve the M&A Transaction;

(ii)	a simple majority of the votes cast at the meeting by Independent Shareholders must vote to approve the M&A Transaction; and

(iii)	in addition to the quorum requirements of Bye-law 29.1, Independent Shareholders holding at least 25 per cent of all issued voting shares that are held by Independent Shareholders must be present (in person or by proxy) at the meeting for consideration of the M&A Transaction.
(b)	If the Target has an Enterprise Value of US$500 million or greater:
(i)	a simple majority of the votes cast at the meeting must vote to approve the M&A Transaction; and

(ii)	in addition to the quorum requirements of Bye-law 29.1, Independent Shareholders holding at least 25 per cent of all issued voting shares that are held by the Independent Shareholders must be present (in person or by proxy) at the meeting for consideration of the M&A Transaction.
56.4	Prior to the Supervisory Board’s consideration of the Company entering into any Related M&A Transaction or any Potentially Competitive Transaction, the Company shall deliver to the Supervisory Board at least one fairness opinion from an Investment Bank and, in respect of any Potentially Competitive Transaction, a memorandum from an independent law firm acceptable to each Nominating Shareholder addressing the regulatory implications for each such Member and their respective Affiliates in respect of the Company entering into any such transaction.

56.5	If there is no quorum at a general meeting to consider an M&A Transaction as required by Bye-laws 56.3(a)(iii) or 56.3(b)(ii) and, as a consequence, an M&A Transaction is not approved, such meeting shall stand adjourned and an adjourned general meeting shall be held within the following fifteen days. If there is no quorum at the adjourned general meeting, then the M&A Transaction shall be deemed not to have been approved by the Members.

57.	Conflicts of Interest
57.1	Interests of any kind, whether direct or indirect, of the Directors, their nominating Members or employers, as the case may be, and their nominating Member’s or employer’s respective Affiliates in any transaction or matter in respect of the Company or any Group Company to be considered by the Supervisory Board or the Management Board must be fully disclosed to the Supervisory Board or the Management Board, as applicable, in all material respects at the first opportunity at a meeting of the Supervisory Board or the Management Board and prior to any discussion of, or voting on, such transaction matter by the Supervisory Board or the Management Board, as applicable. Any Director who discloses an interest in any transaction or matter before the Supervisory Board or the Management Board, even if such transaction or matter presents a conflict of interest (including in respect of the Supervisory Board’s approval of a Related Party Agreement), may participate in the discussion of and vote on such transaction or matter, unless otherwise restricted by applicable Law.

57.2	A Director may hold any other office or place of profit with any Group Company (except that of auditor) in addition to his office of Director for such period and upon such terms as the Supervisory Board may determine and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Supervisory Board may determine, in addition to any remuneration or other amounts payable to a Director pursuant to any other Bye-law.

57.3	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

57.4	Subject to the Act and full and complete compliance with Bye-law 57.1, a Director, notwithstanding his office (a) may be a party to, or otherwise interested in, any transaction or arrangement with any Group Company or in which any Group Company is otherwise interested and (b) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any company or other Person promoted by any Group Company or in which any Group Company is interested. The Supervisory Board may also cause the voting power conferred by the shares in any other company or other Person held or owned by any Group Company to be exercised in such manner in all respects as the Supervisory Board thinks fit, including the exercise of votes in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company or Person or voting or providing for the payment of remuneration to any such Directors as the directors or officers of such other company or Person.

57.5	So long as, where it is necessary, he declares the nature of his interest in accordance with Bye-law 57.1, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-laws allow him to be appointed or from any transaction or arrangement in which these Bye-laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

58.	Indemnification and Exculpation of Directors and Officers
58.1	The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Supervisory Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, liabilities, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of the Company’s business, or their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity and exemption shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer. The indemnity provided to the persons specified in this Bye-law shall apply if those persons are acting in the reasonable belief that they have been appointed or elected to any office or trust of the Company, or any subsidiary thereof, notwithstanding any defect in such appointment or election.

58.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act or otherwise in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

58.3	The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against him.

58.4	No amendment or repeal of any provision of this Bye-law shall alter detrimentally the rights to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

MEETINGS OF THE SUPERVISORY BOARD AND THE MANAGEMENT BOARD
59.	Supervisory Board Meetings

The Supervisory Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit provided that a majority of Supervisory Board meetings in any calendar year shall take place in the Netherlands. Unless otherwise specified in these Bye-laws, a resolution put to the vote at a meeting of the Supervisory Board shall be carried by the affirmative votes of any five Directors, except for the Supervisory Board’s approval of:
59.1	any Related Party Agreement, which shall require the affirmative vote of any six Directors;

59.2	issues by the Company of new shares or debt convertible into shares where the aggregate amount of such issue would exceed ten per cent of the Company’s then-currently issued shares of all classes, which shall require the affirmative vote of any six Directors;

59.3	the removal of Unaffiliated Directors, which shall require the number of affirmative votes specified under Bye-law 45.2;

59.4	the removal of the CEO, which shall require the number of affirmative votes specified under Bye-law 51.2;

59.5	the appointment of a CEO, which shall require the number of affirmative votes specified under Bye-law 51.3;

59.6	any amendments to the charters of the Nominating Committee, Audit Committee or Remuneration Committee or Financial Committee which shall require the number of affirmative votes specified under Bye-law 54.4;

59.7	the approval of M&A Transactions, which shall require the number of affirmative votes specified under Bye-law 56.2 or 56.3; and

59.8	the approval of the Headquarters Budget, which shall require the number of affirmative votes specified in Bye-laws 81.2 or 81.3, as relevant.
60.	Notice of Supervisory Board Meetings

A Director or the CEO may, and the Secretary on the requisition of a Director or the CEO shall, at any time summon a meeting of the Supervisory Board. Save in the case of an emergency when notice of a meeting of the Supervisory Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose, all Directors must receive written notice of any meeting of the Supervisory Board at least ten days prior to such meeting, unless the notice requirement is waived by all Directors. A Director present at a meeting of the Supervisory Board shall be deemed to have waived any irregularity in the giving of notice.
61.	Conduct of Supervisory Board Meetings
61.1	Directors may participate in any meeting by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be considered to take place where the chairman of the meeting establishes that the meeting is held.

61.2	The quorum necessary for the transaction of business at a meeting of the Supervisory Board shall be six Directors.

61.3	Unless otherwise agreed by a majority of the Directors attending, the chairman, if there be one, shall act as chairman at all meetings of the Supervisory Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.
62.	Supervisory Board to Continue in the Event of Vacancy

The Supervisory Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Supervisory Board, the continuing Directors or Director may act only for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.
63.	Management Board Meetings
63.1	The Management Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit provided that a majority of Management Board meetings in any calendar year shall take place in the Netherlands. Subject to these Bye-laws, a resolution put to the vote at a meeting of the Management Board shall be carried by the affirmative votes of a majority of those members of the Management Board attending the meeting,

63.2	The CEO may at any time summon a meeting of the Management Board. Notice of a meeting of the Management Board shall be deemed to be duly given to a member of the Management Board if it is given to him verbally (including in person or by telephone) or otherwise communicated or sent to him by post, electronic means or other mode of representing words in a visible form at his last known address or in accordance with any other instructions given by him to the CEO for this purpose. A member of the Management Board present at a meeting of the Management Board shall be deemed to have waived any irregularity in the giving of notice
64.	Conduct of Management Board Meetings
64.1	Members of the Management Board may participate in any meeting by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be considered to take place where the CEO establishes that the meeting is held.

64.2	The quorum necessary for the transaction of business at a meeting of the Management Board shall be the CEO and one other member of the Management Board.

64.3	The CEO shall act as chairman at all meetings of the Management Board and, in the case of an equality of votes of the members of the Management Board, shall be entitled to a casting vote.
65.	Written Resolutions

A resolution signed by all the members of the Management Board or the Supervisory Board, as applicable, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Management Board or the Supervisory Board, as applicable, duly called and constituted, such resolution to be effective at the place and on the date on which the last member signs the resolution.
66.	Validity of Prior Acts of the Supervisory Board and the Management Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Supervisory Board or the Management Board which would have been valid if that regulation or alteration had not been made.
CORPORATE RECORDS
67.	Minutes

The Supervisory Board and each committee thereof shall cause minutes to be duly entered in books provided for the purpose:
(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Supervisory Board and of any committee appointed by the Supervisory Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Supervisory Board, and meetings of committees appointed by the Supervisory Board.
68.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Management Board in the Netherlands and by the Secretary at the Registered Office.
69.	Form and Use of Seal

69.1	The Company may adopt a seal in such form as the Supervisory Board may determine. The Supervisory Board may adopt one or more duplicate seals for use in or outside Bermuda.

69.2	A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (a) any Director, or (b) any Officer, or (c) the Secretary, or (d) any person authorised by the Supervisory Board for that purpose.

69.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.
ACCOUNTS
70.	Books of Account
70.1	The Supervisory Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:
(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.
70.2	Such records of account shall be kept at the Registered Office, or subject to the Act, at such other place as the Supervisory Board thinks fit and shall be available for inspection by the Directors during normal business hours.
71.	Financial Year End

The financial year end of the Company may be determined by resolution of the Supervisory Board and failing such resolution shall be 31st December in each year.
AUDITS
72.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.
73.	Appointment of Auditor
73.1	Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, the Members shall appoint one or more Auditors to hold office until the close of the next annual general meeting.

73.2	No Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

74.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.
75.	Duties of Auditor
75.1	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

75.2	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.
76.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.
77.	Financial Statements

Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Members in general meeting.
78.	Distribution of Auditor’s Report

The report of the Auditor shall be submitted to the Members in general meeting.
79.	Vacancy in the Office of Auditor

If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the vacancy thereby created shall be filled in accordance with the Act.
REGISTERED OFFICE; HEADQUARTERS
80.	Registered Office

The Registered Office shall be at such place in Bermuda as the Supervisory Board from time to time decides.
81.	Headquarters

81.1	The headquarters of the Company shall be located in, and the residence of the Company for corporate tax purposes shall be, the Netherlands. The Company shall at all times maintain a fully functioning head office in the Netherlands, where a majority of the Senior Executives shall reside.

81.2	For the period from the date of adoption of these Bye-laws until the end of the second full fiscal year after the year in which these Bye-laws are adopted (the “Initial Budget Period”), the Company’s headquarters shall be run with the purpose of managing and operating the Group, including the headquarters itself, in the most cost effective manner. Furthermore during the Initial Budget Period at each annual budget discussion, the Headquarters Budget shall be presented to the Supervisory Board as a separate agenda item and shall require the approval of at least six Directors in the first meeting. If the Headquarters Budget is not approved by at least six Directors in the first meeting, the Management Board shall revise the Headquarters Budget taking into account the Supervisory Board’s concerns and present the revised Headquarters Budget at the next Supervisory Board meeting, where an approval by any five Directors shall be sufficient. If the Headquarters Budget is not approved at the first Supervisory Board meeting, a second Supervisory Board meeting shall be convened within thirty days of the first meeting.

81.3	Following the Initial Budget Period and until the end of the sixth full fiscal year after the year in which these Bye-laws are adopted (the “Second Budget Period”), the Company’s headquarters shall, in terms of costs, continue to be run with the purpose of managing and operating the Group, including the headquarters itself, in the most cost effective manner. Furthermore during the Second Budget Period at each annual budget discussion starting with the discussion and approval of the Headquarters Budget for the third full fiscal year, the Headquarters Budget shall be presented to the Supervisory Board as a separate agenda item and shall require the approval of at least six Directors for either a budgetary decrease, or a budgetary increase in an amount (expressed as a percentage) that exceeds the percentage increase, if any, in the Consumer Price Index for the Netherlands over the prior year, as determined by Statistics Netherlands (CBS) or its officially designated successor (the “CPI”). If the Headquarters Budget is not approved at the first Supervisory Board meeting, the next Supervisory Board meeting shall be held within thirty days of the first meeting. If the Headquarters Budget is not approved at either of those two Supervisory Board meetings, the previous year’s Headquarters Budget (adjusted for the percentage increase, if any, in the CPI) shall apply for the new fiscal year or until such time as a revised Headquarters Budget has been approved.

81.4	After the Second Budget Period has ended, the Company’s headquarters shall, in terms of costs, continue to be run with the purpose of managing and operating the Group, including the headquarters itself, in the most cost effective manner. Furthermore at each annual budget discussion, the Headquarters Budget shall be presented to the Supervisory Board as a separate agenda item and shall require the approval of at least six Directors in the first Supervisory Board meeting. If the Headquarters Budget is not approved by at least six Directors in the first meeting, the Management Board will be required to revise the Headquarters Budget taking into account the Supervisory Board’s concerns and present the revised Headquarters Budget at the next Supervisory Board meeting, where an approval by any five Directors shall be sufficient. If the Headquarters Budget is not approved at the first Supervisory Board meeting, the next Supervisory Board meeting shall be convened within thirty days of the first meeting.
VOLUNTARY WINDING-UP AND DISSOLUTION
82.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.
CHANGES TO CONSTITUTION
83.	Changes to Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made until the same has been approved by a resolution of the Supervisory Board and by a Special Resolution of the Members.
COMPANY INVESTIGATIONS INTO INTERESTS IN SHARES
84.	Provisions applicable to Bye-laws 85 and 86.
84.1	For the purposes of Bye-laws 85 and 86:
(a)	“Relevant Share Capital” means any class of the Company’s issued share capital; and for the avoidance of doubt, any adjustment to or restriction on the voting rights attached to shares shall not affect the application of this Bye-law in relation to interests in those or any other shares;

(b)	“interest” means, in relation to Relevant Share Capital, any interest of any kind whatsoever in any shares comprised therein (disregarding any restraints or restrictions to which the exercise of any right attached to the interest in the share is, or may be, subject) and without limiting the meaning of “interest” a person shall be taken to have an interest in a share if:
(i)	he enters into a contract for its purchase by him (whether for cash or other consideration); or

(ii)	not being the registered holder, he is entitled to exercise any right conferred by the holding of the share or is entitled to control the exercise of any such right; or

(iii)	he is a beneficiary of a trust where the property held on trust includes an interest in the share; or

(iv)	otherwise than by virtue of having an interest under a trust, he has a right to call for delivery of the share to himself or to his order; or

(v)	otherwise than by virtue of having an interest under a trust, he has a right to acquire an interest in the share or is under an obligation to take an interest in the share; or

(vi)	he has a right to subscribe for the share,
whether in any case the contract, right or obligation is absolute or conditional, legally enforceable or not and evidenced in writing or not, and it shall be immaterial that a share in which a person has an interest is unidentifiable;

(c)	a person is taken to be interested in any shares in which his spouse or civil partner or any infant child or step-child of his is interested; and “infant” means a person under the age of 18 years;

(d)	a person is taken to be interested in shares if a body corporate is interested in them and:
(i)	that body or its directors are accustomed to act in accordance with his directions or instructions; or

(ii)	he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that company,
PROVIDED THAT (a) where a person is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of a company and that company is entitled to exercise or control the exercise of any of the voting power at general meetings of another company (the “effective voting power”) then, for purposes of Bye-law 84.1(d)(ii) above, the effective voting power is taken as exercisable by that person and (b) for purposes of this Bye-law 84.1(d), a person is entitled to exercise or control the exercise of voting power if he has a right (whether subject to conditions or not) the exercise of which would make him so entitled or he is under an obligation (whether or not so subject) the fulfilment of which would make him so entitled.
84.2	The provisions of Bye-laws 85 and 86 are in addition to any and separate from other rights or obligations arising at law or otherwise.
85.	Power of the Company to Investigate Interests in Shares
85.1	The Company may give notice under this Bye-law (a “Request Notice”) to any person whom the Company knows or has reasonable cause to believe:

(a)	to be interested in shares comprised in the Relevant Share Capital; or

(b)	to have been so interested at any time during the three years immediately preceding the date on which the notice is issued.
85.2	The Request Notice may request the person:
(a)	to confirm that fact or (as the case may be) to indicate whether or not it is the case; and

(b)	if he holds, or has during that time held, any such interest, to give such further information as may be requested in accordance with this Bye-law 86.
85.3	A Request Notice may request the person to whom it is addressed to give particulars of his own past or present interest in shares comprised in the Relevant Share Capital (held by him at any time during the three year period mentioned in Bye-law 85.1).

85.4	The Request Notice may request the person to whom it is addressed, where:
(a)	the interest is a present interest and any other interest in the shares subsists; or

(b)	another interest in the shares subsisted during that three year period at a time when his own interest subsisted, to give, so far as lies within his knowledge, such particulars with respect to that other interest as may be requested by the notice including the identity of persons interested in the shares in question.

85.5	The Request Notice may request the person to whom it is addressed where his interest is a past interest, to give (so far as lies within his knowledge) particulars of the identity of the person who held that interest immediately upon his ceasing to hold it.

85.6	The information requested by a Request Notice must be given within such time as may be specified in the notice, being a period of not less than 5 days following service thereof.

85.7	For the purposes of this Bye-law 85:
(a)	a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification whether following service of a Request Notice or otherwise which either:
(i)	names such person as being so interested; or

(ii)	(after taking into account any such notification and any other relevant information in the possession of the Company) the

Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.
86.	Failure to Disclose Interests in Shares
86.1	For the purpose of this Bye-law:
(a)	“Exempt Transfer” means, in relation to shares held by a Member,

a transfer by way of, or in pursuance of, acceptance of a takeover offer for the Company meaning an offer to acquire all the shares, or all the shares of any class or classes, in the Company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class (or an amalgamation or scheme of arrangement having equivalent effect).

(b)	“interested” is construed as it is for the purpose of Bye-law 85;

(c)	a person, other than the Member holding a share, shall be treated as appearing to be interested in such share if the Member has informed the Company that the person is or may be so interested, or if the Company (after taking account of information obtained from the Member or, pursuant to a Request Notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

(d)	reference to a person having failed to give to the Company information required by Bye-law 85, or being in default of supplying such information, includes references to his having:
(i)	failed or refused to give all or any part of such information; and

(ii)	given information which he knows to be false in a material particular or recklessly given information which is false in a material particular; and
(e)	“transfer” means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share.
86.2	Where a Request Notice is given by the Company to a Member, or another person appearing to be interested in shares held by such Member, and the Member or other person has failed in relation to any shares (“Default Shares”, which expression applies also to any shares issued after the date of the Request Notice in respect of those shares and to any other shares registered in the name of such Member at any time whilst the default subsists) to give the Company the information required within fourteen days after the date of service of the Request Notice (and whether or not the Request Notice specified a different period), unless the Supervisory Board in its absolute discretion otherwise decides:

(a)	the Member is not entitled in respect of the Default Shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or at an adjourned meeting or on a poll, or to exercise other rights conferred by membership in relation to any such meeting or poll; and

(b)	where the Default Shares represent at least 0.25 per cent in nominal value of the issued shares of their class:
(i)	a dividend (or any part of a dividend) payable in respect of the Default Shares (except on a winding up of the Company) may be withheld by the Company, which shall have no obligation to pay interest on such dividend;

(ii)	the Member shall not be entitled to elect to receive shares instead of a dividend; and

(iii)	the Supervisory Board may, in its absolute discretion, refuse to register the transfer of any Default Shares unless:
(1)	the transfer is an Exempt Transfer; or

(2)
the Member is not himself in default in supplying the information required and proves to the satisfaction of the Supervisory Board that no person in default of supplying the information required is interested in any of the shares which are the subject of the transfer.

86.3	The sanctions under Bye-law 86.2 shall cease to apply seven days after the earlier of:
(a)	receipt by the Company of notice of an Exempt Transfer, but only in relation to the shares transferred; and

(b)	receipt by the Company, in a form satisfactory to the Supervisory Board, of all the information required by the Request Notice.
86.4	The Supervisory Board may:
(a)	give notice in writing to any Member holding Default Shares in uncertificated form requiring the Member:
(i)	to change his holding of such shares from uncertificated form into certificated form within a specified period; and

(ii)	then to hold such Default Shares in certificated form for so long as the default subsists; and
(b)	appoint any person to take any steps in the name of any holder of Default Shares as may be required to change such shares from uncertificated form into certificated form (and such steps shall be effective as if they had been taken by such holder).
86.5	Any notice referred to in this Bye-law may be served by the Company upon the addressee either personally or by sending it through the post in a pre paid letter addressed to the addressee at his usual or last known address.

SECTION B

TABLE OF CONTENTS

Interpretation
1. Definitions	77

Shares
2. Power to Issue Shares	84
3. Power of the Company to Purchase its Shares	85
4. Rights Attaching to Shares	85
5. Calls on Shares	89
6. Prohibition on Financial Assistance	89
7. Forfeiture of Shares	89
8. Share Certificates	90
9. Trading Facilities	91
10. Fractional Shares	91

Registration of Shares
11. Register of Members	91
12. Registered Holder Absolute Owner	92
13. Transfer of Registered Shares	92
14. Foreign Securities Laws	93
15. Transmission of Registered Shares	93
16. Mandatory Offers	94

Alteration of Share Capital
17. Power to Alter Capital	97
18. Variation of Rights Attaching to Shares	97

Dividends and Capitalisation
19. Dividends	98
20. Power to Set Aside Profits	99
21. Method of Payment	99
22. Capitalisation	100

Meetings of Members
23. Annual General Meetings	100
24. Special General Meetings	100
25. Notice	100
26. Giving Notice and Access	101
27. Postponement or Cancellation of General Meeting	102
28. Attendance and Security at General Meetings	102
29. Quorum at General Meetings	103
30. Chairman to Preside at General Meetings	103
31. Voting on Resolutions	104
32. Voting on a Poll Required	105
33. Voting by Joint Holders of Shares	106
34. Instrument of Proxy	106
35. Representation of Corporate Member	108
36. Adjournment of General Meeting	109
37. Directors’ Attendance at General Meetings	109

Directors and Officers
38. Composition of the Supervisory Board	109
39. Election of Directors	110
40. No Share Qualification	111
41. Alternate Directors	111
42. Removal of Directors	112
43. Vacancy in the Office of Director	113
44. Remuneration of Directors	113
45. Defect in Appointment of Director	114
46. Register of Directors and Officers	114

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47. Governance Structure	114
48. Appointment of Chairman, CEO, Officers and Secretary	115
49. Duties and Remuneration of Officers and Senior Executives	115
50. Duties and Remuneration of the Secretary	115
51. Powers of the Supervisory Board	116
52. Authority Matrix	117
53. Conflicts of Interest	122
54. Indemnification and Exculpation of Directors and Officers	123

Meetings of the Supervisory Board
55. Supervisory Board Meetings	124
56. Notice of Supervisory Board Meetings	125
57. Conduct of Supervisory Board Meetings	125
58. Supervisory Board to Continue in the Event of Vacancy	126
59. Management Board Meetings	126
60. Conduct of Management Board Meetings	126
61. Written Resolutions	126
62. Validity of Prior Acts of the Supervisory Board and the Management Board	127

Corporate Records
63. Minutes	127
64. Place Where Corporate Records Kept	127
65. Form and Use of Seal	127

Accounts
66. Books of Account	128
67. Financial Year End	128

Audits
68. Annual Audit	128
69. Appointment of Auditor	128
70. Remuneration of Auditor	128
71. Duties of Auditor	128
72. Access to Records	129
73. Financial Statements	129
74. Distribution of Auditor’s Report	129
75. Vacancy in the Office of Auditor	129

Registered Office; Headquarters
76. Registered Office	129
77. Headquarters	129

Voluntary Winding-Up and Dissolution
78. Winding-Up	129

Changes to Constitution
79. Changes to Bye-laws	130

Company Investigations into Interests in Shares
80. Provisions applicable to Bye-laws 81 and 82	130
81. Power of the Company to Investigate Interests in Shares	131
82. Failure to Disclose Interests in Shares	133

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INTERPRETATION
1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981;

Affiliate	with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person, including, if such Person is an individual, any relative or spouse of such Person, or any relative of such spouse of such Person, any one of whom has the same home as such Person, and also including any trust or estate for which any such Person(s) specified herein, directly or indirectly, serves as a trustee, executor or in a similar capacity (including any protector or settlor of a trust) or in which such Person(s) specified herein, directly or indirectly, has a substantial beneficial interest and any Person who is controlled by any such trust or estate. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract, or otherwise) of such Person; provided, however, that for the purposes of this definition, neither the Company nor any of its Controlled Affiliates shall be deemed Affiliates of any Member;

Alternate Director	an alternate director appointed in accordance with these Bye-laws;

Auditor	includes an individual, body corporate or partnership;

Authority Threshold	US$50 million in the aggregate in one or several related transactions over one or several years;

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Beneficial Ownership	the power to vote or direct the voting of, or to dispose or direct the disposition of, the assets in question, and “Beneficially Owned” shall be construed accordingly;

Business Day	a day on which banks are generally open for business in each of Tortola, the British Virgin Islands; Gibraltar; Hamilton, Bermuda; Amsterdam, the Netherlands; Oslo, Norway; New York, New York; Moscow, Russian Federation; and London, England;

Business Plan	the annual budget and business plan for the Group;

CEO	the chief executive officer of the Company and any person appointed by the Supervisory Board to perform any of the duties of the chief executive officer;

Clear Days	in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

Common Shares	common shares of par value US$0.001 each (or such other par value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the restrictions set out in these Bye-laws;

Company	the company for which these Bye-laws are adopted;

Compensation Committee	the compensation committee established by the Supervisory Board;

Contract	any agreement, letter of intent, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract or understanding (whether written or oral), in each case, to the extent legally binding;

Controlled Affiliate	with respect to any Person, any Affiliate of such Person in which such Person owns or controls, directly or indirectly, securities having more than 50 per cent of the voting power for the election of

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directors or other governing body thereof or more than 50 per cent of the partnership or other ownership interests therein (other than as a limited partner);

Conversion Date	the meaning given in Bye-law 4.3(d)(i);

Conversion Notice	the meaning given in Bye-law 4.3(d)(i);

Conversion Premium	the meaning given in Bye-law 4.3(d)(v);

Convertible Preferred Shares	convertible preferred shares of par value US$0.001 each in the capital of the Company, having the rights and being subject to the restrictions set out in these Bye-laws;

Cumulative Voting	the system of voting for Directors in which each voting share confers on its holder a total number of votes which is equal to the total number of Directors to be elected and which the holder may cast for candidates in any proportion (including, without limitation, casting all votes for a single candidate);

Director	a director of the Company and shall include an Alternate Director;

Fundamental Transaction	a merger, consolidation, amalgamation, conversion, reorganisation, scheme of arrangement, dissolution or liquidation involving any Group Company;

Governmental Entity	in any applicable jurisdiction or international forum, any (a) federal, state, territorial, oblast, okrug, regional, municipal, local or foreign government, (b) court, arbitral or other tribunal, (c) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity), and including international organisations having jurisdiction over matters concerning intellectual property or (d) agency, commission, ministry, committee, inspectorate, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature;

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Group	the Company and its Subsidiaries;

Group Company	any of the Company or its Subsidiaries;

Indebtedness	with respect to any Person, without duplication, all obligations of such Person, whether incurred as principal or surety and whether present, future, actual or contingent, for the payment or repayment of money, net of unrestricted cash, cash equivalents and loans receivable in relation to capital leases, including: (a) all indebtedness for borrowed money or for the deferred purchase price of property or services; (b) all vendor financing obligations; (c) any amounts payable by such Person under capital leases or similar arrangements over their respective periods; (d) any credit to such Person from a supplier of goods or under any instalment purchase or other similar arrangement; (e) any liabilities and obligations of third parties to the extent that they are guaranteed by such Person or such Person has otherwise assumed or become liable for the payment of such liabilities or obligations or to the extent that they are secured by any Lien upon property owned by such Person whether or not such Person has assumed or become liable for the payment of such liabilities or obligations; (f) any accrued dividends in respect of any capital stock or other ownership, membership or equity interests, whether declared or not; and (g) all accrued and unpaid obligations in respect of employee salaries and benefits, other than those arising in the ordinary course of business;

Initial Period	the period of six months from the date that the Bye-laws in this Section B take effect pursuant to Clause 2 of the Introduction;

Law	any law, statute, constitution, treaty, rule, regulation, policy, guideline, directive, ordinance, code, judgment, ruling, order, writ, decree, normative act, instruction, information letter, injunction or determination of any Governmental Entity or any other pronouncement having the effect of law or regulation of any other country or any state, county, city or other political subdivision;

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Lien	any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing;

Limit	the meaning given in Bye-law 16.1;

M&A Transaction	the purchase or acquisition, or the entry into an agreement to purchase or acquire, by the Company or any of its Subsidiaries of an interest in one or more companies, assets, businesses or similar transaction, including a transaction in which (a) the Company issues new equity interests (or derivative securities representing an interest therein) representing less than ten per cent of the issued Common and Convertible Preferred Shares and/or (b) any of the Company’s Subsidiaries issue or transfer any equity interests (or derivative securities representing an interest therein) in such Subsidiary, in each case in any one transaction or series of related transactions;

Management Board	the management board comprising the CEO and those Senior Executives appointed pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or such of those persons as are present at a meeting at which there is a quorum;

Member	the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Nominating Shareholder	the meaning given to it in Section A of these Bye-laws;

NYSE	the New York Stock Exchange;

Officer	any person appointed by the Supervisory Board to hold an office in the Company;

Person	any natural person, corporation, general partnership, simple partnership, limited

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partnership, limited liability partnership, limited liability company, proprietorship, other business organisation, trust, union, association or Governmental Entity, whether incorporated or unincorporated;

Register of Members	the register of members referred to in these Bye-laws (including any branch register of members maintained by the Company);

Registered Office	the registered office of the Company for the time being;

Relevant Shares	the meaning given in Bye-law 16.3(d);

Requisition Date	the meaning given in Bye-law 24.4;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Supervisory Board to perform any of the duties of the Secretary;

Section 13(d) Group	the meaning given in Bye-law 16.1;

Senior Executives	the Company’s chief financial officer; the general director of any significant Subsidiary of the Company; the Company’s general counsel; the Company’s chief operating officer; the Company’s chief marketing officer; the Company’s head of investor relations; the Company’s chief technology officer and the Company’s head of International M&A;

Special Resolution	a resolution of the Company passed by Members representing not less than 75 per cent of the total voting rights of the Members who (being entitled to do so) vote in person or by proxy on the resolution;

Subsidiary	with respect to any Person, any other Person in which such Person owns or controls, directly or indirectly, more than 50 per cent of the securities having voting power for the election of directors

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or other governing body thereof or more than 50 per cent of the partnership or other ownership interests therein (other than as a limited partner);

Supervisory Board	the board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

Target	in relation to an M&A Transaction, collectively the target company(ies), business(es) and/or asset(s) on a consolidated basis;

Treasury	Share a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled; and

US$	United States Dollars.
1.2	In these Bye-laws, where not inconsistent with the context:
(a)	words denoting the plural number include the singular number and vice versa;
(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	the words:
(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;
(d)	a corporation shall be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these Bye-laws, is present;
(e)	references to a company include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;
(f)	references to writing include typewriting, printing, lithography, photography, electronic mail and other modes of representing or reproducing words in a legible and non-transitory form;
(g)	a reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or

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facilities and references to any communication being delivered or received, or being delivered or received at a particular place, include the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means, as the Supervisory Board may from time to time approve or prescribe, either generally or for a particular purpose;
(h)	references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Supervisory Board may from time to time approve or prescribe, either generally or for a particular purpose;
(i)	references to a dividend include a distribution paid in respect of shares to Members out of contributed surplus or any other distributable reserve;
(j)	any reference to any statute or statutory provision (whether of Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force;
(k)	references to shares carrying the general right to vote at general meetings of the Company are to those shares (of any class or series) carrying the right to vote, other than shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred); and
(l)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws, except that the definition of “attorney” in the Act shall not apply.
1.3	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.
SHARES
2.	Power to Issue Shares
2.1	Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Supervisory Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine.

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2.2	Subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Supervisory Board before the issue or conversion.
3.	Power of the Company to Purchase its Shares
3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Supervisory Board shall think fit.

3.2	The Supervisory Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.
4.	Rights Attaching to Shares
4.1	At the date of adoption of these Bye-laws, the authorised share capital of the Company is divided into Common Shares and Convertible Preferred Shares.

4.2	The holders of Common Shares shall, subject to the provisions of these Bye-laws:
(a)	except where Cumulative Voting applies, be entitled to one vote per Common Share, voting together with the holders of Convertible Preferred Shares as a single class;
(b)	be entitled to such dividends as the Supervisory Board may from time to time declare;
(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company (subject to the rights of the holders of any preference shares in the Company then in issue having preferred rights on a return of capital) in respect of their holdings of Common Shares, pari passu and pro rata to the number of Common Shares held by each of them; and
(d)	generally be entitled to enjoy all of the rights attaching to common shares.
4.3	The holders of Convertible Preferred Shares shall, subject to the provisions of these Bye-laws:
(a)	except where Cumulative Voting applies, be entitled to one vote per share, voting together with the holders of Common Shares as a single class;
(b)	not be entitled to receive dividends;

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(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, not be entitled to any payment or distribution in respect of the surplus assets of the Company; and
(d)	be entitled to convert their Convertible Preferred Shares, at their option and at any time (x) after the date which is two years and six calendar months after the date of issue of the relevant Convertible Preferred Shares but before the date which is five years after such date of issue and (y) during the period between the date on which a general offer under Bye-law 16.1 is announced and the final Business Day such offer is open for acceptance, in each case, in whole or in part, into Common Shares on the basis of one Common Share for one Convertible Preferred Share, on the following terms:
(i)	A holder of Convertible Preferred Shares shall notify the Company of an intended conversion at least 10 Business Days prior to the intended conversion date which must be a Business Day (the “Conversion Date”) by written notice (a “Conversion Notice”) accompanied by the relevant share certificate(s) (if any) delivered to the Secretary at the Registered Office, with a copy to the CEO, which notice shall be signed by or on behalf of the holder and shall state the Conversion Date and the number of Convertible Preferred Shares to be converted.
(ii)	On the Conversion Date for any Convertible Preferred Shares, subject to the Company having received the relevant Conversion Premium and share certificate(s) (if any), such Convertible Preferred Shares shall automatically and without further action on the part of the Company or any other Person be redesignated as Common Shares and the rights and restrictions attaching thereto shall be varied so that such Convertible Preferred Shares have all the rights and restrictions attaching to Common Shares.
(iii)	If any such redesignation or variation is then unlawful, the Company shall undertake all action permitted by Law for the conversion of the Convertible Preferred Shares at the earliest possible date, which action may include, without limitation, the repurchase of any shares, bonus or other issues of shares (in each case as approved by the Supervisory Board), the prosecution or defence of any legal proceedings to enable conversion to occur or any combination thereof.
(iv)	The Company shall not close its books against the transfer of Convertible Preferred Shares or Common Shares issued or issuable on conversion of Convertible Preferred Shares in any manner that interferes with the timely conversion of Convertible Preferred

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Shares. The Company shall assist and co-operate (but the Company shall not be required to expend substantial efforts or funds) with any holder of Convertible Preferred Shares required to make any filings with or obtain any approval from any Governmental Entity prior to or in connection with any conversion of Convertible Preferred Shares (including, without limitation, making any filings required to be made by or obtaining any approvals required to be obtained by the Company).
(v)	Prior to the Conversion Date for any Convertible Preferred Shares, the holder thereof shall pay to the Company in cleared funds an amount (the “Conversion Premium”) equal to the number of Common Shares into which the Convertible Preferred Shares are to be converted multiplied by the greater of (A) the closing mid market price for Common Shares on the NYSE on the date of the Conversion Notice; and (B) the 30 day volume weighted average price on the NYSE of the Common Shares on the date of the Conversion Notice; provided that the date of the Conversion Notice for purposes of determining the amount of the Conversion Premium due to an event described by Bye-law 4.3(d)(vii) or Bye-law 16.1 shall be the Business Day prior to the date on which such transaction or general offer is announced publicly and the Conversion Premium per convertible Preference Share shall be the lower of (A) the closing mid market price for Common shares on the NYSE on the date of the Conversion Notice; and (B) the 30 day volume weighted average price on the NYSE of the Common Shares on the date of the Conversion Notice. On conversion the Conversion Premium shall be treated as contributed surplus unless and to the extent applicable Law requires it to be treated as share capital, share premium or in some other manner.
(vi)	No consolidation or sub-division of Common Shares shall occur unless the Convertible Preferred Shares are consolidated or sub-divided in the same manner at the same time.
(vii)	If before the conversion of any Convertible Preferred Shares, there is any Fundamental Transaction involving the Company or sale of all or substantially all of the assets of the Company which results in a distribution of money, securities or other property to the holders of Common Shares, then, as part of such transaction, provision shall be made so that the holders of Convertible Preferred Shares shall thereafter have the right to receive, upon the deemed conversion of such Convertible Preferred Shares, the number of shares or securities or property of the Company to which a holder of the number of Common Shares deliverable on conversion of such Convertible Preferred Shares would have been entitled in connection with such transaction if such holder had converted its Convertible Preferred Shares and paid the applicable

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Conversion Premium immediately prior to the completion of such transaction, subject to a reduction equal to the amount of the deemed Conversion Premium. The Company shall make appropriate provisions to ensure that the requirements of this paragraph are effected.
(viii)	The Company shall at all times reserve and keep available out of its authorised but unissued Common Shares, solely for the purpose of issue on the conversion of Convertible Preferred Shares, not less than the number of Common Shares issuable on the conversion of all Convertible Preferred Shares that may then be converted. All Common Shares which are so issuable shall, when issued and upon payment of the Conversion Premium, be duly and validly issued, fully paid and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Common Shares may be so issued without violation of any applicable Law or any requirements of the NYSE (except for official notice of issue which shall be immediately delivered by the Company on each such issue).
(ix)	Any Convertible Preferred Shares which have not been converted into Common Shares by the date which is five years after the date of their issue shall be immediately redeemed by the Company on such date on payment to the holders thereof of a redemption price of US$0.001 per share. Redemption shall be effected by a written notice from the Company to the holders thereof stating: (A) the redemption date; (B) the number of Convertible Preferred Shares to be redeemed; and (C) the place or places where certificates for such Convertible Preferred Shares (if any) are to be surrendered and shall be accompanied by the redemption price for the Convertible Preferred Shares to be redeemed (rounded up to the nearest whole cent). Convertible Preferred Shares which have been redeemed shall be cancelled and shall not be available for re-issue.
4.4	At the discretion of the Supervisory Board, whether or not in connection with the issue and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Supervisory Board, including, without limiting the generality of this authority, conditions that preclude or limit any Person or Persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the Person or Persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

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4.5	All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.
5.	Calls on Shares
5.1	The Supervisory Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue), including any amounts unpaid in respect of any part of the Conversion Premium, and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Supervisory Board be liable to pay the Company interest on the amount of such call at such rate as the Supervisory Board may determine, from the date when such call was payable up to the actual date of payment. The Supervisory Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2	Any amount which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

5.3	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up or become payable.
6.	Prohibition on Financial Assistance

The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any Person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.	Forfeiture of Shares
7.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Supervisory Board may, at any time thereafter during such time as the call remains unpaid, direct the

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Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:
Notice of Liability to Forfeiture for Non-Payment of Call
[•] Ltd.
(the “Company”)
You have failed to pay the call of [amount of call] made on the [•] day of [•], 20[•], in respect of the [number and class] share(s) standing in your name in the Register of Members of the Company, on the [•] day of [•], 20[•], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [•] per annum computed from the said [•] day of [•], 20[•] at the Registered Office of the Company the share(s) will be liable to be forfeited.

Dated this [•] day of [•], 20[•]

[Signature of Secretary] By Order of the Supervisory Board
7.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Supervisory Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Supervisory Board shall determine.

7.3	A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

7.4	The Supervisory Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.
8.	Share Certificates
8.1	Unless the Supervisory Board determines that shares in the capital of the Company shall not be certificated, every Member shall be entitled to a certificate under the common seal of the Company or bearing the signature (or a facsimile thereof) of a Director or Officer or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Supervisory Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom the shares have been allotted.

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8.3	If any share certificate shall be proved to the satisfaction of the Supervisory Board to have been worn out, lost, mislaid, or destroyed the Supervisory Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.
9.	Trading Facilities
9.1	Notwithstanding any provisions of these Bye-laws, the Directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form. Unless otherwise determined by the Directors and permitted by the Act and any other applicable laws and regulations, no Person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

9.2	Without prejudice to Bye-law 9.1 but notwithstanding any other provisions of these Bye-laws, the Directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement and/or approve any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of interests in shares in the capital of the Company in the form of depositary receipts or similar interests, instruments or securities, and the holding and transfer of such receipts, interests, instruments or securities in uncertificated form and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof or the shares in the capital of the Company represented thereby. The Directors may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements.
10.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares of the relevant class.
REGISTRATION OF SHARES
11.	Register of Members

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11.1	The Supervisory Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.
11.2	The Register of Members shall be open to inspection without charge at the Registered Office on every business day, subject to such reasonable restrictions as the Supervisory Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole 30 days in each year.
12.	Registered Holder Absolute Owner
The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other Person.
13.	Transfer of Registered Shares
13.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Supervisory Board may accept:
Transfer of a Share or Shares
[•] Ltd.
(the “Company”)
FOR VALUE RECEIVED ______[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number and class] of shares of the Company.
DATED this [•] day of [•], 20[•]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness
13.2	Except as otherwise provided in these Bye-laws, such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Supervisory Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.
13.3	If shares are certificated, the Supervisory Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Supervisory Board may reasonably require to show the right of the transferor to make the transfer.
13.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by

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them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.
13.5	The Supervisory Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Supervisory Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.
13.6	If the Supervisory Board refuses to register a transfer of any share the Secretary shall, within two months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.
14.	Foreign Securities Laws
14.1	The Supervisory Board may, in its absolute and unfettered discretion, decline to register the transfer of any shares if it believes that registration of such shares or transfer is required under the laws of any jurisdiction and such registration has not been effected, save that the Supervisory Board may request and rely on an opinion of counsel to the transferor or transferee, in form and substance satisfactory to the Supervisory Board, that no such registration is required.
14.2	The Supervisory Board shall have the authority to request from any direct or indirect holder of shares, and such holder shall provide, such information as the Supervisory Board may request for the purpose of determining whether any transfer contemplated by Bye-law 14.1 should be permitted.
15.	Transmission of Registered Shares
15.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only Persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other Persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other Person as the Supervisory Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.
15.2	Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Supervisory Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

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Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
[•] Ltd. (the “Company”)
I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number and class] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.
DATED this [•] day of [•], 20[•]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness
15.3	On the presentation of the foregoing materials to the Supervisory Board, accompanied by such evidence as the Supervisory Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Supervisory Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.
15.4	Where two or more Persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.
16.	Mandatory Offers
16.1	Any Person who, individually or together with any of its Affiliates or any other members of a “group”, within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended (a “Section 13(d) Group”) of which it is a part, directly or indirectly, in any manner, acquires Beneficial Ownership of any Common Shares or Convertible Preferred Shares (including, without limitation, through the acquisition of ownership or control of another Member or a Controlling Person of another Member or through the direct or indirect acquisition of derivative securities) which, taken together with Common Shares or Convertible Preferred Shares already Beneficially Owned by it or any of its Affiliates or its Section 13(d) Group, in any manner, carry 50 per cent or more of the voting rights of the Company (the “Limit”), shall, within 30 days of

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acquiring such shares, make a general offer to all holders of Common Shares (including any Common Shares issued on the conversion of Convertible Preferred Shares during the offer period) and Convertible Preferred Shares. For the purposes of this Bye-law 16.1, none of a Nominating Shareholder and its Permitted Transferees shall be deemed to form a Section 13(d) Group with any other Nominating Shareholder or any of its Permitted Transferees, nor shall a party to the Shareholders Agreement be deemed to form part of a Section 13(d) Group with any other party to the Shareholders Agreement solely by virtue of any such party’s rights and obligations under the Shareholders Agreement.
16.2	Where any Person breaches the Limit and does not make an offer as required by Bye-law 16.1, that Person is in breach of these Bye-laws.
16.3	The Supervisory Board may do all or any of the following where it has reason to believe that the Limit is or may be breached:
(a)	require any Member or Person appearing or purporting to be interested in any shares of the Company to provide such information as the Supervisory Board considers appropriate to determine any of the matters under this Bye-law 16;
(b)	have regard to such public filings as it considers appropriate to determine any of the matters under this Bye-law 16;
(c)	make such determinations under this Bye-law 16 as it thinks fit, either after calling for submissions from affected Members or other Persons or without calling for such submissions;
(d)	determine that the voting rights attached to all shares held by such Persons, or in which such Persons are or may be interested (“Relevant Shares") are from a particular time suspended and incapable of being exercised for a definite or indefinite period and such Person (and any proxy to the extent appointed by him to act in that capacity) shall for this period of time cease to be entitled to receive notice of any meeting of the Members;
(e)	determine that some or all of the Relevant Shares will not carry any right to any dividends or other distributions from a particular time for a definite or indefinite period; and
(f)	take such other action as it thinks fit for the purposes of this Bye-law 16 including:
(i)	prescribing rules (not inconsistent with this Bye-law 16);
(ii)	setting deadlines for the provision of information;

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(iii)	drawing adverse inferences where information requested is not provided;
(iv)	making determinations or interim determinations;
(v)	executing documents on behalf of a Member;
(vi)	converting any Relevant Shares held in uncertificated form into certificated form, or vice-versa; and
(vii)	changing any decision or determination or rule previously made.
16.4	A general offer under Bye-law 16.1 complies with this Bye-law if:
(a)	the offer is unconditional in all respects and is open for acceptance for a period of not less than 30 days;
(b)	the making or implementation of the offer is not dependent on the passing of a resolution at any meeting of shareholders of the offeror; and
(c)	the offer is in cash or is accompanied by a cash alternative, in each case, at an offer price:
(i)	per Common Share not less than the greater of:
(1)	the highest price paid by the offeror, any of its Affiliates or any member of its Section 13(d) Group for any interest in Common Shares during the six months prior to the date on the Limit was exceeded,
(2)	the 180 day volume weighted average price on the NYSE of the Common Shares on the date on which the Limit was exceeded, and
(3)	if, before the offer closes for acceptance, the offeror, any of its Affiliates or any member of its Section 13(d) Group acquires any interest in Common Shares at above the offer price, the highest price paid for the interest in the Common Shares so acquired,
(the “Offer Price”); and
(ii)	per Convertible Preferred Share equal to the Offer Price less the Conversion Premium calculated in accordance with Bye-law 4.3(d)(v).
16.5	The requirement for an offer to be made in accordance with this Bye-law may be waived by a vote of a majority of Members voting in person or by proxy at a

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general meeting, excluding for all purposes of the vote the Member or Members in question and their Affiliates.
16.6	Any one or more of the Directors may act as the attorney(s) of any Member in relation to the execution of documents and other actions to be taken for the sale of Relevant Shares determined by the Supervisory Board under this Bye-law 16.
ALTERATION OF SHARE CAPITAL
17.	Power to Alter Capital
17.1	The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.
17.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Supervisory Board may deal with or resolve the same in such manner as it thinks fit including (without limitation) in the way prescribed in Bye-law 17.3 below.
17.3	The Supervisory Board may sell shares representing the fractions to any Person (including the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the Persons to whom such fractions are attributable (except that if the amount due to a Person is less than US$5.00, or such other sum as the Supervisory Board may decide, the Company may retain such sum for its own benefit). To give effect to such sale the Supervisory Board may authorise a Person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the Person entitled by transmission to, them to the purchaser or as the purchaser may direct or implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares.
17.4	The purchaser will not be bound to see to the application of the purchase moneys in respect of any such sale. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in Bye-law 17.3 shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.
18.	Variation of Rights Attaching to Shares
18.1	Subject to the Act and, if relevant, the approval required pursuant to Bye-law 79 and save for a conversion of Convertible Preferred Shares effected by a variation of rights pursuant to Bye-law 4.3(d), all or any of the special rights for the time being attached to any class of shares for the time being in issue may, unless otherwise expressly provided in the rights attaching to or by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up), be altered or abrogated with the consent in writing of the holders of

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the issued shares of such class carrying 75 per cent or more of all of the votes capable of being cast at the relevant time at a separate general meeting of the holders of the shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of shares of that class by a majority of the votes cast.
18.2	All the provisions of these Bye-laws relating to general meetings of the Company shall apply mutatis mutandis to any separate general meeting of any class of Members, except that the necessary quorum shall be one or more Members present in person or by proxy holding or representing at least one third of the shares of the relevant class.
18.3	The special rights conferred on the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered or abrogated by (a) the creation or issue of further shares ranking pari passu with them, (b) the creation or issue for full value (as determined by the Supervisory Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them or (c) the purchase or redemption by the Company of any of its own shares.
DIVIDENDS AND CAPITALISATION
19.	Dividends
19.1	The Supervisory Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members holding shares entitled to the payment of dividends, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie, including without limitation the issue by the Company of shares or other securities, in which case the Supervisory Board may fix the value for distribution in specie of any assets, shares or securities. No unpaid dividend shall bear interest as against the Company. The exact amount and timing of any dividend declarations and payments shall, subject to the requirements of the Act, be determined by the Supervisory Board.
19.2	The Supervisory Board may fix any date as the record date for determining the Members entitled to receive any dividend.
19.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.
19.4	The Supervisory Board may declare and make such other distributions (in cash or in specie) to the Members holding shares entitled to distributions as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

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19.5	Except insofar as the rights attaching to, or the terms of issue of, any shares otherwise provide:
(a)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this Bye-law as paid up on the share; and
(b)	dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares in respect of which the dividend is paid during any portion or portions of the period in respect of which the dividend is paid.
20.	Power to Set Aside Profits
The Supervisory Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for any other purpose.
21.	Method of Payment
21.1	Any dividend or other moneys payable in respect of a share may be paid by cheque or warrant sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to such Persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque, warrant or direct transfer shall be sent at the risk of the Person entitled to the money represented thereby. If two or more Persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend paid in respect of such shares.
21.2	The Supervisory Board may deduct from the dividends or distributions payable to any Member (either alone or jointly with another) by the Company in respect of any shares all moneys (if any) due from such Member (either alone or jointly with another) to the Company on account of calls or otherwise.
21.3	Any dividend or other moneys payable in respect of a share which has remained unclaimed for seven years from the date when it became due for payment shall, if the Supervisory Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.
21.4	The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned

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undelivered to, or left uncashed by, that Member on at least three consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.
22.	Capitalisation
22.1	The Supervisory Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid up bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.
22.2	The Supervisory Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full partly or nil paid up shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.
MEETINGS OF MEMBERS
23.	Annual General Meetings
The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the CEO or the Supervisory Board shall appoint.
24.	Special General Meetings
The CEO or the Supervisory Board may convene a special general meeting whenever in their judgment such a meeting is necessary. The Supervisory Board shall, on the requisition in writing of Members holding such number of shares as is prescribed by, and made in accordance with, the Act, convene a special general meeting in accordance with the Act. Each special general meeting shall, subject to the Act and these Bye-laws, be held at such time and place as the CEO or the Supervisory Board shall appoint.
25.	Notice
25.1	At least 30 Clear Days notice of an annual general meeting (other than an adjourned meeting) shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

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25.2	At least 30 Clear Days notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.
25.3	The CEO or Supervisory Board may fix any date that is not more than 60 Clear Days prior to any general meeting as the record date for determining the Members entitled to receive notice of and to vote at such general meeting.
25.4	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting and together holding not less than 95 per cent in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.
25.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting. A Member present, either in person or by proxy, at any annual general meeting or special general meeting of the holders of any class of shares shall be deemed to have received proper notice of that meeting and, where required, the purpose for which it was called.
26.	Giving Notice and Access
26.1	A notice or other document may be given by the Company to a Member:
(a)	by delivering it to such Member in person; or
(b)	by sending it by letter mail or courier to such Member’s address in the Register of Members; or
(c)	(excluding a share certificate) by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose or by such other means as the Supervisory Board may decide and which are permitted by applicable laws or regulations and not prohibited by the Act; or
(d)	in accordance with Bye-law 26.3.
26.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more Persons, be given to whichever of such Persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.
26.3	Each Member shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the

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Company by way of accessing them on a website instead of being provided by other means.
26.4	Save as provided by Bye-laws 26.5 and 26.6, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, at the time when it was posted, delivered to the courier or transmitted by facsimile, electronic mail, or such other method as the case may be.
26.5	Notice delivered by letter mail shall be deemed to have been served 48 hours after the time on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States, or Bermuda.
26.6	In the case of information or documents delivered in accordance with Bye-law 26.3, service shall be deemed to have occurred when (i) the Member is notified in accordance with Bye-law 26.1 of the website posting; and (ii) the information or document is published on the website.
26.7	The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Supervisory Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or relevant stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.
26.8	If at any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each Person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post if at least five Clear Days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.
27.	Postponement or Cancellation of General Meeting
The Supervisory Board may postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to the Members in accordance with these Bye-laws.
28.	Attendance and Security at General Meetings

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28.1	If so permitted by the Supervisory Board or the chairman in relation to a general meeting, members may participate in such general meeting by such electronic means as permit all Persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.
28.2	The Supervisory Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Supervisory Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a Person who refuses to comply with any such arrangements, requirements or restrictions.
29.	Quorum at General Meetings
29.1	Except as otherwise provided by the Act or these Bye-laws, at any general meeting two or more Persons present in person at the start of the meeting and having the right to attend and vote at the meeting and holding or representing in person or by proxy at least 50 per cent plus one voting share of the total issued voting shares in the Company at the relevant time shall form a quorum for the transaction of business.
29.2	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the CEO may determine. If the meeting shall be adjourned to the same day one week later or the CEO shall determine that the meeting is adjourned to a specific date, time and place, it shall not be necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the CEO shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws. A meeting may not be adjourned under this Bye-law 29.2 to a day which is more than 90 days after the day originally appointed for the meeting.
30.	Chairman to Preside at General Meetings
Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the chairman of the Supervisory Board, if there be one, shall act as chairman at all meetings of the Members at which such person is present. If there is no such chairman, or if at any meeting the chairman is not present within 15 minutes after the time appointed for holding the meeting, the Directors present shall appoint one of their number who is willing to act as chairman or, if only one Director is present, he shall act as chairman, if

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willing to act. If none of the Directors present is willing to act as chairman, the Director or Directors present may appoint any other Officer who is present and willing to act as chairman. In default of any such appointment, the Persons present and entitled to vote shall elect any Officer who is present and willing to act as chairman or, if no Officer is present or if none of the Officers present is willing to act as chairman, one of their number to be chairman.
31.	Voting on Resolutions
31.1	Subject to the Act and these Bye-laws, a resolution may only be put to a vote at a general meeting of the Company or of any class of Members if:
(a)	it is proposed by or at the direction of the Supervisory Board;
(b)	it is proposed at the direction of a court;
(c)	it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with, the relevant provisions of the Act or these Bye-laws; or
(d)	the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.
31.2	Subject to the Act, the requirements of the NYSE and the Bye-laws specified below:
(a)	16.5 (Whitewash for Mandatory Offers);
(b)	39.2 (Cumulative voting for Directors);
(c)	42.1 (Removal of Directors);
(d)	51.4 (CEO and M&A Transactions);
(e)	52.4 (Certain shareholder approvals); and
(f)	79 (Changes to the Bye-laws)
any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a simple majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.
31.3	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls or other sums presently payable on all shares held by such Member.

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31.4	No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting. At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.
31.5	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.
31.6	Section 77A of the Act shall not apply to the Company.
32.	Voting on a Poll Required
32.1	Notwithstanding anything in these Bye-laws to the contrary, at any meeting of the Members a resolution put to the vote of the meeting shall, in each instance, be voted upon by a poll. Except where Cumulative Voting applies, every Person present at a meeting of the Members shall have one vote for each share of which such Person is the holder or for which such Person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by electronic means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A Person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
32.2	A poll for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such time and in such manner during such meeting as the chairman of the meeting may direct.
32.3	Each Person physically present and entitled to vote shall be furnished with a ballot paper on which such Person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken. Each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each Person present by telephone, electronic or other communications facilities or means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Persons appointed by the chairman for the purpose or an independent scrutineer at the Chairman’s discretion. The result of the poll shall be declared by the chairman.

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33.	Voting by Joint Holders of Shares
In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.
34.	Instrument of Proxy
34.1	A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Supervisory Board may determine from time to time; or (b) such telephonic, electronic or other means as may be approved by the Supervisory Board from time to time.
34.2	The appointment of a proxy or a corporate representative in relation to a particular meeting shall, unless the contrary is stated, be valid for any adjournment of the meeting.
34.3	A Member may appoint one or more standing proxies, with or without the power of substitution, or (if a corporation) one or more standing representatives by delivery to the Registered Office (or at such other place as the Supervisory Board may from time to time specify for such purpose) of evidence of such appointment(s). If a Member appoints more than one standing proxy or standing representative which appointments may allow the standing proxy or standing representative to vote generally or only in respect of a specified item of business, each appointment shall specify the number and class of shares held by the relevant Member in respect of which the standing proxy or standing representative has been appointed and any restrictions or limitations pursuant to which the standing proxy or standing representative is subject. The appointment of such a standing proxy or representative shall be valid for every general meeting and adjourned meeting until such time as it is revoked by notice to the Company or the Member ceases to be a Member, but:
(a)	the appointment of a standing proxy or representative may be made on an irrevocable basis and may be limited to any particular item or items of business or be unlimited and the Company shall recognise the vote or abstention of the proxy or representative given in accordance with the terms of such an appointment, to the exclusion of the vote of the Member, until such time as the appointment ceases to be effective in accordance with its terms;
(b)	(subject to Bye-law 34.3(a)) the appointment of a standing proxy or representative shall be deemed to be suspended at any meeting or poll taken at any meeting at which the Member is present or in respect of which the Member has specifically appointed another proxy or representative; and

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(c)	the Supervisory Board may from time to time require such evidence as it deems necessary as to the due execution and continuing validity of the appointment of any proxy or representative and, if it does so, the appointment of the proxy or representative shall be deemed to be suspended until such time as the Supervisory Board determines that it has received the required evidence or other evidence satisfactory to it.
34.4	The appointment of a proxy must be received by the Company at the Registered Office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the Person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted may be treated as invalid. The Supervisory Board may waive any requirements as to the delivery of proxies, either generally or in any particular case.
34.5	Subject to Bye-law 34.10 and subject as mentioned in this Bye-law, an instrument or other form of communication appointing or evidencing the appointment of a proxy or corporate representative shall not be treated as valid until 24 hours after the time at which it, together with such evidence as to its due execution as the Supervisory Board may from time to time require, is delivered to the Registered Office (or to such other place or places as the Supervisory Board may from time to time specify for the purpose).
34.6	If the terms of appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Member who conferred such power. All the provisions of these Bye-laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutatis mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.
34.7	The appointment of a proxy, whether a standing proxy or a proxy relating to a particular meeting, shall be deemed, unless the contrary is stated, to confer authority to vote on any amendment of a resolution and on any other resolution put to a meeting for which it is valid in such manner as the proxy thinks fit.
34.8	A vote given by proxy, whether a standing proxy or a proxy relating to a particular meeting, shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the appointment of the proxy or of the authority under which it was executed, unless notice of such death, insanity or revocation was received by the Company at the Registered Office (or at any other place as may be specified for the delivery of instruments or other forms of communication appointing or evidencing the appointment of proxies in the notice convening the meeting or in any other information sent to Members by or on behalf of the Supervisory Board in relation to the meeting) at least one hour before the commencement of the meeting or adjourned meeting at which the vote is given or

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by such later time as the Supervisory Board may decide, either generally or in any particular case.
34.9	Notwithstanding the preceding provisions of these Bye-laws, the Supervisory Board may decide, either generally or in any particular case, to treat an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative as properly delivered for the purposes of these Bye-laws if a copy or facsimile image of the instrument is sent by electronic means to the Registered Office (or to such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any other information sent by or on behalf of the Supervisory Board in relation to the meeting or adjourned meeting).
34.10	Subject to the Act, the Supervisory Board may also at its discretion waive any of the provisions of these Bye-laws relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative or any ancillary matter (including, without limitation, any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such verbal or other assurances as it thinks fit as to the right of any Person to attend and vote on behalf of any Member at any general meeting.
34.11	A Member who is the holder of two or more shares may appoint more than one proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of different shares.
34.12	A proxy need not be a Member.
35.	Representation of Corporate Member
35.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.
35.2	A Member which is a corporation may, by written instrument, appoint more than one such authorised representative (with or without appointing any Persons in the alternative) at any such meeting provided that such appointment specifies the number of shares in respect of which each such appointee is authorised to act as representative, not exceeding in aggregate the number of shares held by the appointor and carrying the right to attend and vote at the relevant meeting.

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35.3	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.
36.	Adjournment of General Meeting
36.1	The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.
36.2	In addition, the chairman may adjourn the meeting to another time and place or sine die without such consent or direction, and whether or not a quorum is present, at the direction of the Supervisory Board (prior to or at the meeting) or if it appears to him that:
(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or
(b)	the unruly conduct of Persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or
(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.
36.3	Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.
36.4	When a meeting is adjourned for three months or more or sine die, not less than ten Clear Days notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Except as expressly provided by these Bye laws, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting from which the adjournment took place.
37.	Directors’ Attendance at General Meetings
The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.
DIRECTORS AND OFFICERS
38.	Composition of the Supervisory Board

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During the Initial Period, the Supervisory Board shall consist of nine Directors. After the Initial Period, the Supervisory Board shall consist of such number of Directors being not less than seven Directors and not more than thirteen Directors, as the Supervisory Board from time to time determines, subject to approval by a resolution of the Company passed by the Members representing a simple majority of the total voting rights of the Members, who (being entitled to do so) vote in person or by proxy on the resolution at a general meeting.
39.	Election of Directors
39.1	The Directors shall be elected at each annual general meeting of the Company.
39.2	All Directors shall be elected by Cumulative Voting. By way of illustration only, if there are ten candidates proposed to the Members at a general meeting for election as Directors but only nine available Director positions, a Member holding 100 voting shares would be entitled to apportion 900 votes from among the ten candidates, and the nine candidates achieving the highest number of votes of all the voting Members would be elected to the Supervisory Board.
39.3	A Director shall (unless he is removed from office or his office is vacated in accordance with these Bye-laws) hold office until the next following annual general meeting in accordance with these Bye-laws.

39.4
(a)	During the Initial Period, if there is a vacancy on the Supervisory Board in respect of a Director who was nominated by a Nominating Shareholder who, at the time of such vacancy, remains a Member, such Nominating Shareholder shall have the power to appoint any person as a replacement Director to fill such vacancy. Any such appointment shall be by notice to the Company and shall be signed by or on behalf of the appointor and shall take effect on delivery to the Registered Office, or if earlier, on service on the CEO; and
(b)	After the Initial Period:
(i)	If there is a vacancy in respect of two or more Directors in the period falling between annual general meetings, then the Directors shall forthwith convene a special general meeting in accordance with the Act and these Bye-laws, such meeting to be held within three months of the date on which the second vacancy occurred; provided that no such special general meeting shall be convened if the second vacancy occurs within the period falling three months before the next successive annual general meeting;
(ii)	The purpose of the special general meeting shall be the re-election of the Supervisory Board;

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(iii)	At such special general meeting, all Directors shall retire from office but be eligible for re-election, together with any other persons nominated by a Member or Members holding not less than one-twentieth of the issued voting shares of the Company, details of such nominations to be given to the Members in accordance with Bye-law 26 at least five Clear Days in advance of the date of such special general meeting; and
(iv)	A vacancy in respect of one Director shall remain open and unfilled until the next successive annual general meeting, unless otherwise provided in this Bye-law
(c)	Any Director appointed or elected pursuant to this Bye-law shall hold office only until the next annual general meeting of the Company but shall be eligible for re-election.
39.5	All Directors, upon election or appointment (but not on re-appointment), must provide written acceptance of their appointment, in such form as the Supervisory Board may think fit, by notice in writing to the Registered Office within 30 days of their appointment.
40.	No Share Qualification
A Director shall not be required to hold any shares in the capital of the Company by way of qualification. A Director who is not a Member shall nevertheless be entitled to attend and speak at general meetings and at any separate meeting of the holders of any class of shares in the capital of the Company
41.	Alternate Directors
41.1	Any Director may appoint another Director or an individual approved by the Supervisory Board to act as a Director in the alternative to himself by notice in writing to the Registered Office. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.
41.2	An Alternate Director shall be entitled to receive notice of all meetings of the Supervisory Board and committees of the Supervisory Board of which the appointing Director is a member and to attend and vote at any such meeting at which the Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director.
41.3	An Alternate Director shall cease to be such if the Director for whom he was appointed to act as a Director in the alternative ceases for any reason to be a Director, but he may be re-appointed by the Supervisory Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

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42.	Removal of Directors
42.1	The Members holding voting shares may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director:
(a)	during the Initial Period, by a resolution of the Company passed by Members representing not less than 66.66 per cent of the total voting rights of the Members who (being entitled to do so) vote in person or by proxy on the resolution; and
(b)	after the Initial Period, by a resolution of the Company passed by Members representing a simple majority of the total voting rights of the Members, who (being entitled to do so) vote in person or by proxy on the resolution.
provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.
42.2	If a Director is removed from the Board under the provisions of Bye-law 42.1 the Members may fill the vacancy at the special general meeting at which such Director is removed only if a Member or Members holding such number of shares as is prescribed by, and made in accordance with, the Act has requisitioned in writing a proposal to nominate at least one replacement candidate for Director stating the information listed below with respect to such nominee(s) and such proposal is given to the Members in accordance with Bye-law 26 at least 5 Clear Days in advance of the date of such special general meeting:
(a)	the name and address of the Members who intend to make the nomination(s);
(b)	a representation that the Members are holders of shares in the Company and that the Members intend to vote such shares at such meeting;
(c)	the name, age, business address and residence address of each nominee proposed in the notice;
(d)	the principal occupation or employment of each nominee;
(e)	the number of shares in the Company which are beneficially owned by each nominee;
(f)	the consent in writing of each nominee to serve as a Director if so elected;

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(g)	a representation that the Members intend to appear in person or by proxy at the meeting to nominate each person specified in the notice;
(h)	a description of all arrangements or understandings between the Members and each nominee or any other Person (naming such Person) pursuant to which each nomination is to be made by the Members; and
(i)	such other information concerning such nominee as would be required to be disclosed to Members in connection with the election of Directors pursuant to applicable law and regulations, including without limitation the requirements of the NYSE, had the nominee been nominated, or intended to be nominated, by the Board.
In the absence of such election or appointment, the Board may fill the vacancy.
43.	Vacancy in the Office of Director
43.1	The office of Director shall be vacated if the Director:
(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;
(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;
(c)	is or becomes of unsound mind or dies;
(d)	resigns his office by notice to the Company; or
(e)	on his term of office expiring.
43.2	Any person appointed to fill a vacancy occurring as a result of the death, disability, disqualification or resignation of a Director shall hold office only until the next annual general meeting of the Company but shall be eligible for re-election.
44.	Remuneration of Directors
44.1	The amount of any fees payable to Directors shall be determined by the Supervisory Board upon the recommendation of the Compensation Committee and shall be deemed to accrue from day to day. Directors who are also employees of a Group Company shall not be paid any such fees by the Company in addition to their remuneration as an employee.
44.2	Any Director who serves on any committee, or who, at the request of the Supervisory Board, goes or resides abroad, makes any special journey or otherwise performs services which in the opinion of the Supervisory Board are

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outside the scope of the ordinary duties of a Director, may be paid such remuneration by way of salary, commission or otherwise as the Supervisory Board may determine in addition to or in lieu of any fee payable to him for his services as Director pursuant to these Bye-laws.
44.3	The Company shall repay to any Director all such reasonable expenses as he may properly incur in the performance of his duties including attending meetings of the Directors or of any committee of the Directors or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in or about the business of the Company.
44.4	Without prejudice to the generality of the foregoing, the Directors may exercise all the powers of the Company to establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any individuals who are or were at any time in the employment or service of or who are or were at any time directors or officers of the Company, any Subsidiary or Affiliate of the Company or any Person which is in any way allied to or associated with the Company or any Subsidiary or Affiliate of the Company and the families and dependants of any such individuals, and also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company, any such Subsidiary or Affiliate or any such other Person, or of any such individuals as aforesaid, and, subject to the Act, make payments for or towards the insurance of any such individuals as aforesaid, and do any of the matters aforesaid either alone or in conjunction with any such other Person.
45.	Defect in Appointment of Director
All acts done in good faith by the Supervisory Board, any Director, a member of a committee appointed by the Supervisory Board, any person to whom the Supervisory Board may have delegated any of its powers or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.
46.	Register of Directors and Officers
The Supervisory Board shall cause to be kept in one or more books at the Registered Office a register of directors and officers and shall enter therein the particulars required by the Act.
47.	Governance Structure
47.1	The governance of the Company shall comprise:

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(a)	the Supervisory Board elected by the Members in accordance with these Bye-laws;
(b)	the CEO appointed by the Supervisory Board in accordance with these Bye-laws;
(c)	the Management Board appointed by the CEO, subject to the approval of the Supervisory Board, in accordance with these Bye-laws; and
(d)	Senior Executives appointed by the CEO, subject to the approval of the Supervisory Board, in accordance with these Bye-laws.
48.	Appointment of Chairman, CEO, Officers and Secretary
48.1	The chairman of the Supervisory Board shall be selected by the Supervisory Board. The chairman of the Supervisory Board shall not have a casting vote.
48.2	The CEO shall be appointed by the Supervisory Board.
48.3	The Supervisory Board may appoint such Officers as the Supervisory Board may determine, provided that no member of the Management Board may also serve as a member of the Supervisory Board. The CEO shall have exclusive authority to identify and recommend to the Supervisory Board for the Supervisory Board’s ratification the Company’s Senior Executives.
48.4	The Secretary and (if relevant) Resident Representative shall be appointed by the Supervisory Board from time to time.
49.	Duties and Remuneration of Officers and Senior Executives
49.1	The Officers and Senior Executives shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Supervisory Board or Management Board from time to time.
49.2	The Officers and Senior Executives shall receive such remuneration as the Supervisory Board may determine.
50.	Duties and Remuneration of the Secretary
50.1	The duties of the Secretary shall be those prescribed by the Act, together with such other duties as shall from time to time be prescribed by the Supervisory Board.
50.2	A provision of the Act or these Bye-laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same Person acting both as Director and as, or in the place of, the Secretary.

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50.3	The Secretary shall receive such remuneration as the Supervisory Board may determine.
51.	Powers of the Supervisory Board
51.1	The Supervisory Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in a general meeting or delegated to the Management Board or the CEO.
51.2	Subject to these Bye-laws, the Supervisory Board may delegate to any company, firm, person, or body of persons any power of the Supervisory Board (including the power to sub-delegate). The Supervisory Board may appoint by power of attorney any company, firm, person or body of persons, whether nominated directly or indirectly by the Supervisory Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Supervisory Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Supervisory Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney.
51.3	The Supervisory Board shall establish and maintain at least the following committees:
(a)	a Nominating and Corporate Governance Committee, which shall be responsible for coordinating the selection process for candidates to become Directors and recommending such candidates to the Supervisory Board;
(b)	an Audit Committee, all of whom shall satisfy the requirements of Rule 10A-3 under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as in effect from time to time, and which shall have the authority required thereby, including responsibility for the appointment, compensation, retention and oversight of the Auditor, establishing procedures for addressing complaints related to accounting or audit matters and engaging necessary advisors; and
(c)	a Compensation Committee, which shall be responsible for approving the compensation of the Group’s directors, officers and employees, the Group’s employee benefit plans and equity compensation plans, and any contract relating to a Group Company director, officer or shareholder, their respective family members or Affiliates.
51.4	During the Initial Period, in the absence of approval by a simple majority of the Supervisory Board, any proposal properly requisitioned by the Members to appoint a CEO or to approve an M&A Transaction shall require a resolution

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passed by Members representing not less than 66.66 per cent of the total voting rights of the Members who (being entitled to do so) vote in person or by proxy on the resolution.
52.	Authority Matrix
52.1	Subject to the Act and these Bye-laws, the business of the Company shall be managed by the CEO and the Management Board. The following actions shall require the approval of the Supervisory Board:
(a)	the approval of the Business Plan;
(b)	the approval of M&A Transactions;
(c)	the acquisition or construction of a capital asset not included in the Business Plan if the total expenditures by a Group Company would exceed the Authority Threshold;
(d)	any suspension, cessation or abandonment of any activity which exceeded the Authority Threshold in revenues for the most recent fiscal year;
(e)	any Group Company’s exit from or closing of a business or business segment, or a down-sizing, reduction in force or streamlining of any operation, that results in cash expenditures outside the ordinary course of business for which the aggregate cash expense would exceed the Authority Threshold for any such projects or series of related projects;
(f)	any Fundamental Transaction;
(g)	any sale of all or substantially all of the assets of any Group Company;
(h)	any financing transaction that exceeds the Authority Threshold between two or more Group Companies where one or more of the companies is not wholly-owned (directly or indirectly) by the Company;
(i)	any organisational or reporting changes to the management structure of the Company;
(j)	any Group Company incurring or guaranteeing any debt in an amount greater than the Authority Threshold;
(k)	any Group Company providing a guarantee of indebtedness or granting security in respect of indebtedness, in each case in an amount greater than the Authority Threshold;
(l)	the payment of any dividends by a Group Company other than (1) dividends paid by a Group Company which is wholly-owned (directly or

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indirectly) by the Company or (2) preferred dividends required by law or by the charter of such Group Company;
(m)	except for issues of shares, or interest in shares, in connection with employee compensation awards (which authority shall be delegated to the Compensation Committee), the issue or repurchase of any shares in the Company or securities convertible or exchangeable into shares or interests in shares of the Company, or the right to subscribe for any shares or securities of the Company, as well as the issue or repurchase of other forms of security of the Company;
(n)	any change in the authorised or issued share capital of any Group Company if as a result of such change the shareholding of any person not forming part of the Group increases;
(o)	the approval of the audited accounts of any Group Company;
(p)	the appointment of the auditors of any Group Company (other than the Company);
(q)	the entry into any contract (whether by renewal or otherwise) or group of related contracts by any Group Company with a value, or requiring aggregate payments to or from that Group Company, in excess of the Authority Threshold;
(r)	the approval, amendment or variation of the Group’s exchange rates, hedging or futures policy to the extent that the Company’s chief financial officer has determined such approval, amendment or variation could, in aggregate, have a financial impact on the Group in excess of the Authority Threshold in any financial year;
(s)	any Group Company’s initiation of any litigation, claim, arbitration or other legal matter that the Supervisory Board or Management Board believes is material to the reputation or operations of the Group or is expected at the time of initiation to result in counterclaims or a series of counterclaims exceeding the Authority Threshold;
(t)	the settlement by the Group of any action, suit, claim or proceeding, including any investigation by a governmental authority, that would impose any material restrictions on the operations of the Group, or pursuant to which the amount to be paid by the Group, together with any other related expected financial impact, exceeds US$10 million per matter or series of related matters;
(u)	any Group Company’s entry into any lease obligation wherein the present value of the aggregate lease obligation as estimated by the CEO is greater than the Authority Threshold;

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(v)	any Group Company’s entry into a transaction that is not specifically contemplated in the Business Plan involving the purchase, sale, lease or other acquisition or disposition of interests in land, buildings, fixtures, machinery, equipment and appurtenances in any case for consideration that exceeds the Authority Threshold in any transaction or series of related transactions;
(w)	any Group Company’s incurrence of incremental Indebtedness in an aggregate principal amount of greater than US$50 million per transaction (whether in the form of one or a series of related closings or transactions), other than under existing credit facilities previously approved by the Supervisory Board;
(x)	the entry into any management contract (whether by renewal or otherwise) by, or in relation to, any Group Company’s chief executive functions;
(y)	the appointment, re-appointment or early termination of the employment of the CEO or any other Senior Executive;
(z)	any amendments to the delegation of authority to the CEO and approval of delegations of authority to any Officer;
(aa)	the voting of shares of any Group Company in respect of an election of directors of such company or in respect of any matter referred to in this Bye-law 52.1 which is to be undertaken by a Group Company;
(bb)	except in respect of ordinary course, routine matters, the issuing of instructions to the CEO for voting or taking other Company action, in person or by proxy, at any meeting of shareholders (or with respect to any action of such shareholders) of any other corporation or entity in which the Group may hold securities and any exercise of rights and powers which the Group may possess by reason of its ownership of securities of such other corporation or entity;
(cc)	the approval of any matter to be submitted to the Members for a vote;
(dd)	the employment of such accountants, lawyers, investment bankers, consultants, independent contractors and other advisors; the execution and delivery of such papers, documents and instruments; the payment of such fees and other amounts; and the doing of such acts, in each case as determined to be necessary or desirable in furtherance of the exercise of the Supervisory Board’s authority;
(ee)	the appointment or termination of members of the Supervisory Board to committees of the Supervisory Board and the delegation of the Supervisory Board’s authority to such committees, subject to the requirements of these Bye-laws; and

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(ff)	the refusal to register the transfer of any shares that were attempted to be transferred in violation of these Bye-laws.
52.2	Other than those actions that require the approval of the Supervisory Board or the Members as set out in this Bye-law 52, or as otherwise required by the Act or by applicable Law, the Supervisory Board shall delegate power to the Management Board (and shall have no authority or discretion to do otherwise) so that the Management Board has the authority to take the following actions, among others, without the approval of the Supervisory Board or the Members:
(a)	in respect of any item described in Bye-law 51.1 that is limited to matters exceeding the Authority Threshold, the Management Board shall have authority to take action in respect of each such matter to the extent that the Management Board determines in good faith that the maximum amount of any Group Company’s obligation or liability is limited to, or is not expected to exceed, the Authority Threshold;
(b)	any M&A Transaction that is specifically included in the Business Plan, or any other M&A Transaction with an aggregate value, when combined with all other such M&A Transactions approved by the Management Board without Supervisory Board consent during any fiscal year, of less than the Authority Threshold;
(c)	any Group Company’s entry into ordinary course transactions permitted under existing credit, loan, debt or other borrowing facilities previously approved by the Supervisory Board, including borrowings and repayments of principal and interest, including (i) draw-downs under existing revolving credit facilities, (ii) accelerated, unscheduled or other non-mandatory payments or pre-payments of principal or interest, and (iii) issuances of letters of credit and other credit enhancement or performance bonds or securities;
(d)	any Group Company’s grant of liens in, and other pledges of collateral to secure, any indebtedness which is approved by the Supervisory Board or is under the authority granted to the Management Board as described above;
(e)	any Group Company’s incurrence of indebtedness in an aggregate principal amount of US$50 million or less per transaction (whether in the form of one or a series of related closings or transactions), other than under existing credit facilities previously approved by the Supervisory Board;
(f)	any Group Company’s making of non-material changes to existing credit approved by the Supervisory Board or under the authority granted to the Management Board as described above;
(g)	actions required to be taken in order for a Group Company to obtain or maintain all governmental approvals, licenses and permits;

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(h)	the settlement by the Group of any action, suit, claim or proceeding, including any investigation by a governmental authority, that would not impose any material restrictions on the operations of the Group, or pursuant to which the amount to be paid by the Group, together with any other related expected financial impact, is not expected to exceed US$10 million per matter or series of related matters. This authorisation shall not extend to matters which are subject to an internal investigation being coordinated by the Supervisory Board or a committee of the Supervisory Board or impacting any Director in his personal capacity;
(i)	any Group Company’s entry into contracts for the purchase or lease of goods and services for use in the ordinary course of business (so long as in the ordinary course of business and consistent with past practice), except where the counterparty to any such contract is a director or officer of the Group or to their respective family members or Affiliates;
(j)	voting and otherwise taking action on behalf of the Company, in person or by proxy, at any meeting of shareholders (or with respect to any action of such shareholders) of any other corporation or entity in which a Group Company may hold securities and otherwise exercise any and all rights and powers which the Group may possess by reason of its ownership of securities of such other corporation or entity, acting in accordance with the instructions of the Supervisory Board, to the extent required by Bye-law 52.1;
(k)	the delegation (including authority to sub-delegate and re-delegate) of any authority of the Management Board set out in these Bye-laws to any officer or employee or agent of a Group Company, or to any team, committee or other group that includes such officers or employees or agent;
(l)	the employment of such accountants, lawyers, investment bankers, consultants, independent contractors and other advisors; the execution and delivery of such papers, documents and instruments; the payment of such fees and other amounts; and the doing of such acts, in each case as determined to be necessary or desirable in furtherance of the exercise of the Management Board’s authority; and
(m)	such other ordinary course of business activities as are customarily within the authority of a management board and are not reserved for the Supervisory Board or a committee of the Supervisory Board and such other authority as is delegated to the Management Board by the Supervisory Board or any committee of the Supervisory Board from time to time.
52.3	Unless otherwise specified in these Bye-laws or as otherwise required by applicable Law or a specific grant of authority by the CEO to a Senior Executive

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or Officer or pursuant to a resolution of the Management Board passed in accordance with Bye-law 59, the Management Board delegates power to the CEO as the chairman of the Management Board pursuant to resolutions of the Management Board passed in accordance with Bye-law 59.
52.4	In addition to those matters for which a vote of the Members is required by applicable Law or the NYSE’s regulations, the following actions shall require the approval of the Members at a general meeting:
(a)	any merger, consolidation, amalgamation, conversion, reorganisation, scheme of arrangement, dissolution or liquidation involving the Company, which shall require a Special Resolution;
(b)	any sale of all or substantially all of the Company’s assets, which shall require a resolution passed by a simple majority of the votes cast by the Members;
(c)	any issue of securities of the Company that requires shareholder approval under the NYSE rules (including the NYSE rules regarding any equity issue (i) to a related party in excess of 1 per cent or 5 per cent (as applicable) of the number of shares or voting power outstanding, (ii) of 20 per cent or more of the voting power or of the shares outstanding unless such equity issue is carried out through a public offering for cash or a bona fide private financing (as such term is defined in the NYSE rules) or (iii) that will result in a change of control of the Company);
(d)	the appointment of the Auditor, which shall require a resolution passed by a simple majority of the votes cast by the Members;
(e)	loans to any Director, the approval of which shall be subject to the Act; and
(f)	the discontinuance of the Company to a jurisdiction outside Bermuda pursuant to the Act, which shall require a Special Resolution.
53.	Conflicts of Interest
53.1	Interests of any kind, whether direct or indirect, of the Officers, the Directors, their nominating Members or employers, as the case may be, and their nominating Member’s or employer’s respective Affiliates in any transaction or matter in respect of the Company or any Group Company to be considered by the Supervisory Board or the Management Board must be fully disclosed to the Supervisory Board or the Management Board, as applicable, in all material respects at the first opportunity at a meeting of the Supervisory Board or the Management Board and prior to any discussion of, or voting on, such transaction or matter by the Supervisory Board or the Management Board, as applicable.

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53.2	Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Supervisory Board or Management Board meeting, an Officer or a Director may vote in respect of any contract or proposed contract or arrangement in which such Officer or Director is interested and may be counted in the quorum for such meeting.
53.3	A Director may hold any other office or place of profit with any Group Company (except that of auditor) in addition to his office of Director for such period and upon such terms as the Supervisory Board may determine and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Supervisory Board may determine, in addition to any remuneration or other amounts payable to a Director pursuant to any other Bye-law.
53.4	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.
53.5	Subject to the Act, a Director, notwithstanding his office (a) may be a party to, or otherwise interested in, any transaction or arrangement with any Group Company or in which any Group Company is otherwise interested and (b) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any company or other Person promoted by any Group Company or in which any Group Company is interested. The Supervisory Board may also cause the voting power conferred by the shares in any other company or other Person held or owned by any Group Company to be exercised in such manner in all respects as the Supervisory Board thinks fit, including the exercise of votes in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company or Person or voting or providing for the payment of remuneration to any such Directors as the directors or officers of such other company or Person.
53.6	So long as, where it is necessary, he declares the nature of his interest in accordance with Bye-law 53.1, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-laws allow him to be appointed or from any transaction or arrangement in which these Bye-laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.
54.	Indemnification and Exculpation of Directors and Officers
54.1	The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Supervisory Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be

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indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, liabilities, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of the Company’s business, or their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity and exemption shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer. The indemnity provided to the persons specified in this Bye-law shall apply if those persons are acting in the reasonable belief that they have been appointed or elected to any office or trust of the Company, or any subsidiary thereof, notwithstanding any defect in such appointment or election.
54.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.
54.3	The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against him.
54.4	No amendment or repeal of any provision of this Bye-law shall alter detrimentally the rights to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.
MEETINGS OF THE SUPERVISORY BOARD AND THE MANAGEMENT BOARD
55.	Supervisory Board Meetings

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The Supervisory Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit provided that a majority of Supervisory Board meetings in any calendar year shall take place in the Netherlands. Unless otherwise specified in these Bye-laws, a resolution put to the vote at a meeting of the Supervisory Board shall be carried by the affirmative votes of a majority in number of those Directors attending such meeting,
56.	Notice of Supervisory Board Meetings
A Director or the CEO may, and the Secretary on the requisition of a Director or the CEO shall, at any time summon a meeting of the Supervisory Board. Save in the case of an emergency when notice of a meeting of the Supervisory Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose, all Directors must receive written notice of any meeting of the Supervisory Board at least ten days prior to such meeting, unless the notice requirement is waived by all Directors. A Director present at a meeting of the Supervisory Board shall be deemed to have waived any irregularity in the giving of notice.
57.	Conduct of Supervisory Board Meetings
57.1	Directors may participate in any meeting by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be considered to take place where the chairman of the meeting establishes that the meeting is held.
57.2	In the Initial Period, the quorum necessary for the transaction of business at a meeting of the Supervisory Board shall be six Directors. If within half an hour from the time appointed for the meeting a quorum is not present, then the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other time or place as the chairman may determine. If within half an hour from the time appointed for such adjourned meeting six Directors are not present, then the quorum necessary for the transaction of business at such adjourned meeting shall be five Directors.
57.3	After the Initial Period, the quorum necessary for the transaction of business at a meeting of the Supervisory Board shall be 2/3 of the Directors as at the date of the meeting.
57.4	Unless otherwise agreed by a majority of the Directors attending, the chairman, if there be one, shall act as chairman at all meetings of the Supervisory Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

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58.	Supervisory Board to Continue in the Event of Vacancy
The Supervisory Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Supervisory Board, the continuing Directors or Director may act only for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.
59.	Management Board Meetings
59.1	The Management Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit provided that a majority of Management Board meetings in any calendar year shall take place in the Netherlands. Subject to these Bye-laws, a resolution put to the vote at a meeting of the Management Board shall be carried by the affirmative votes of a majority of those members of the Management Board attending the meeting,
59.2	The CEO may at any time summon a meeting of the Management Board. Notice of a meeting of the Management Board shall be deemed to be duly given to a member of the Management Board if it is given to him verbally (including in person or by telephone) or otherwise communicated or sent to him by post, electronic means or other mode of representing words in a visible form at his last known address or in accordance with any other instructions given by him to the CEO for this purpose. A member of the Management Board present at a meeting of the Management Board shall be deemed to have waived any irregularity in the giving of notice
60.	Conduct of Management Board Meetings
60.1	Members of the Management Board may participate in any meeting by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be considered to take place where the CEO establishes that the meeting is held.
60.2	The quorum necessary for the transaction of business at a meeting of the Management Board shall be the CEO and one other member of the Management Board.
60.3	The CEO shall act as chairman at all meetings of the Management Board and, in the case of an equality of votes of the members of the Management Board, shall be entitled to a casting vote.
61.	Written Resolutions
A resolution signed by all the members of the Management Board or the Supervisory Board, as applicable, which may be in counterparts, shall be as valid as if it had been

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passed at a meeting of the Management Board or the Supervisory Board, as applicable, duly called and constituted, such resolution to be effective at the place and on the date on which the last member signs the resolution.
62.	Validity of Prior Acts of the Supervisory Board and the Management Board
No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Supervisory Board or the Management Board which would have been valid if that regulation or alteration had not been made.
CORPORATE RECORDS
63.	Minutes
The Supervisory Board and each committee thereof shall cause minutes to be duly entered in books provided for the purpose:
(a)	of all elections and appointments of Officers;
(b)	of the names of the Directors present at each meeting of the Supervisory Board and of any committee appointed by the Supervisory Board; and
(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Supervisory Board, and meetings of committees appointed by the Supervisory Board.
64.	Place Where Corporate Records Kept
Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Management Board in the Netherlands and by the Secretary at the Registered Office.
65.	Form and Use of Seal
65.1	The Company may adopt a seal in such form as the Supervisory Board may determine. The Supervisory Board may adopt one or more duplicate seals for use in or outside Bermuda.
65.2	A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (a) any Director, or (b) any Officer, or (c) the Secretary, or (d) any person authorised by the Supervisory Board for that purpose.
65.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.
ACCOUNTS

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66.	Books of Account
66.1	The Supervisory Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:
(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;
(b)	all sales and purchases of goods by the Company; and
(c)	all assets and liabilities of the Company.
66.2	Such records of account shall be kept at the Registered Office, or subject to the Act, at such other place as the Supervisory Board thinks fit and shall be available for inspection by the Directors during normal business hours.
67.	Financial Year End
The financial year end of the Company may be determined by resolution of the Supervisory Board and failing such resolution shall be 31st December in each year.
AUDITS
68.	Annual Audit
Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.
69.	Appointment of Auditor
69.1	Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, the Members shall appoint one or more Auditors to hold office until the close of the next annual general meeting.
69.2	No Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.
70.	Remuneration of Auditor
The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.
71.	Duties of Auditor
71.1	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

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71.2	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.
72.	Access to Records
The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.
73.	Financial Statements
Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Members in general meeting.
74.	Distribution of Auditor’s Report
The report of the Auditor shall be submitted to the Members in general meeting.
75.	Vacancy in the Office of Auditor
If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the vacancy thereby created shall be filled in accordance with the Act.
REGISTERED OFFICE; HEADQUARTERS
76.	Registered Office
The Registered Office shall be at such place in Bermuda as the Supervisory Board from time to time decides.
77.	Headquarters
The headquarters of the Company shall be located in, and the residence of the Company for corporate tax purposes shall be, the Netherlands. The Company shall at all times maintain a fully functioning head office in the Netherlands, where a majority of the Senior Executives shall reside.
VOLUNTARY WINDING-UP AND DISSOLUTION
78.	Winding-Up

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If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.
CHANGES TO CONSTITUTION
79.	Changes to Bye-laws
No Bye-law may be rescinded, altered or amended and no new Bye-law may be made until the same has been approved by a resolution of the Supervisory Board and by a Special Resolution.
COMPANY INVESTIGATIONS INTO INTERESTS IN SHARES
80.	Provisions applicable to Bye-laws 80 and 81.
80.1	For the purposes of Bye-laws 80 and 81:
(a)	“Relevant Share Capital” means any class of the Company’s issued share capital; and for the avoidance of doubt, any adjustment to or restriction on the voting rights attached to shares shall not affect the application of this Bye-law in relation to interests in those or any other shares;
(b)	“interest” means, in relation to Relevant Share Capital, any interest of any kind whatsoever in any shares comprised therein (disregarding any restraints or restrictions to which the exercise of any right attached to the interest in the share is, or may be, subject) and without limiting the meaning of “interest” a person shall be taken to have an interest in a share if:
(i)	he enters into a contract for its purchase by him (whether for cash or other consideration); or
(ii)	not being the registered holder, he is entitled to exercise any right conferred by the holding of the share or is entitled to control the exercise of any such right; or
(iii)	he is a beneficiary of a trust where the property held on trust includes an interest in the share; or
(iv)	otherwise than by virtue of having an interest under a trust, he has a right to call for delivery of the share to himself or to his order; or

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(v)	otherwise than by virtue of having an interest under a trust, he has a right to acquire an interest in the share or is under an obligation to take an interest in the share; or
(vi)	he has a right to subscribe for the share,
whether in any case the contract, right or obligation is absolute or conditional, legally enforceable or not and evidenced in writing or not, and it shall be immaterial that a share in which a person has an interest is unidentifiable;
(c)	a person is taken to be interested in any shares in which his spouse or civil partner or any infant child or step-child of his is interested; and “infant” means a person under the age of 18 years;
(d)	a person is taken to be interested in shares if a body corporate is interested in them and:
(i)	that body or its directors are accustomed to act in accordance with his directions or instructions; or
(ii)	he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that company,
PROVIDED THAT (a) where a person is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of a company and that company is entitled to exercise or control the exercise of any of the voting power at general meetings of another company (the “effective voting power”) then, for purposes of Bye-law 80.1(d)(ii) above, the effective voting power is taken as exercisable by that person and (b) for purposes of this Bye-law 80.1(d), a person is entitled to exercise or control the exercise of voting power if he has a right (whether subject to conditions or not) the exercise of which would make him so entitled or he is under an obligation (whether or not so subject) the fulfilment of which would make him so entitled.
80.2	The provisions of Bye-laws 80 and 81 are in addition to any and separate from other rights or obligations arising at law or otherwise.
81.	Power of the Company to Investigate Interests in Shares
81.1	The Company may give notice under this Bye-law (a “Request Notice”) to any person whom the Company knows or has reasonable cause to believe:
(a)	to be interested in shares comprised in the Relevant Share Capital; or

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(b)	to have been so interested at any time during the three years immediately preceding the date on which the notice is issued.
81.2	The Request Notice may request the person:
(a)	to confirm that fact or (as the case may be) to indicate whether or not it is the case; and
(b)	if he holds, or has during that time held, any such interest, to give such further information as may be requested in accordance with this Bye-law 81.
81.3	A Request Notice may request the person to whom it is addressed to give particulars of his own past or present interest in shares comprised in the Relevant Share Capital (held by him at any time during the three year period mentioned in Bye-law 81.1).
81.4	The Request Notice may request the person to whom it is addressed, where:
(a)	the interest is a present interest and any other interest in the shares subsists; or
(b)	another interest in the shares subsisted during that three year period at a time when his own interest subsisted, to give, so far as lies within his knowledge, such particulars with respect to that other interest as may be requested by the notice including the identity of persons interested in the shares in question.
81.5	The Request Notice may request the person to whom it is addressed where his interest is a past interest, to give (so far as lies within his knowledge) particulars of the identity of the person who held that interest immediately upon his ceasing to hold it.
81.6	The information requested by a Request Notice must be given within such time as may be specified in the notice, being a period of not less than 5 days following service thereof.
81.7	For the purposes of this Bye-law 81:
(a)	a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification whether following service of a Request Notice or otherwise which either:
(i)	names such person as being so interested; or
(ii)	(after taking into account any such notification and any other relevant information in the possession of the Company) the

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Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.
82.	Failure to Disclose Interests in Shares
82.1	For the purpose of this Bye-law:
(a)	“Exempt Transfer” means, in relation to shares held by a Member, a transfer by way of, or in pursuance of, acceptance of a takeover offer for the Company meaning an offer to acquire all the shares, or all the shares of any class or classes, in the Company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class (or an amalgamation or scheme of arrangement having equivalent effect).
(b)	“interested” is construed as it is for the purpose of Bye-law 81;
(c)	a person, other than the Member holding a share, shall be treated as appearing to be interested in such share if the Member has informed the Company that the person is or may be so interested, or if the Company (after taking account of information obtained from the Member or, pursuant to a Request Notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;
(d)	reference to a person having failed to give to the Company information required by Bye-law 81, or being in default of supplying such information, includes references to his having:
(i)	failed or refused to give all or any part of such information; and
(ii)	given information which he knows to be false in a material particular or recklessly given information which is false in a material particular; and
(e)	“transfer” means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share.
82.2	Where a Request Notice is given by the Company to a Member, or another person appearing to be interested in shares held by such Member, and the Member or other person has failed in relation to any shares (“Default Shares”, which expression applies also to any shares issued after the date of the Request Notice in respect of those shares and to any other shares registered in the name of such Member at any time whilst the default subsists) to give the Company the information required within fourteen days after the date of service of the Request

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Notice (and whether or not the Request Notice specified a different period), unless the Supervisory Board in its absolute discretion otherwise decides:
(a)	the Member is not entitled in respect of the Default Shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or at an adjourned meeting or on a poll, or to exercise other rights conferred by membership in relation to any such meeting or poll; and
(b)	where the Default Shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:
(i)	a dividend (or any part of a dividend) payable in respect of the Default Shares (except on a winding up of the Company) may be withheld by the Company, which shall have no obligation to pay interest on such dividend;
(ii)	the Member shall not be entitled to elect to receive shares instead of a dividend; and
(iii)	the Supervisory Board may, in its absolute discretion, refuse to register the transfer of any Default Shares unless:
(1)	the transfer is an Exempt Transfer; or
(2)	the Member is not himself in default in supplying the information required and proves to the satisfaction of the Supervisory Board that no person in default of supplying the information required is interested in any of the shares which are the subject of the transfer.
82.3	The sanctions under Bye-law 82.2 shall cease to apply seven days after the earlier of:
(a)	receipt by the Company of notice of an Exempt Transfer, but only in relation to the shares transferred; and
(b)	receipt by the Company, in a form satisfactory to the Supervisory Board, of all the information required by the Request Notice.
82.4	The Supervisory Board may:
(a)	give notice in writing to any Member holding Default Shares in uncertificated form requiring the Member:
(i)	to change his holding of such shares from uncertificated form into certificated form within a specified period; and

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(ii)	then to hold such Default Shares in certificated form for so long as the default subsists; and
(b)	appoint any person to take any steps in the name of any holder of Default Shares as may be required to change such shares from uncertificated form into certificated form (and such steps shall be effective as if they had been taken by such holder).
82.5	Any notice referred to in this Bye-law may be served by the Company upon the addressee either personally or by sending it through the post in a pre paid letter addressed to the addressee at his usual or last known address.